Exhibit 99.3




                           ASSET PURCHASE AGREEMENT

                                 BY AND AMONG

                              JARDEN CORPORATION,


                                      AND


                             DIAMOND BRANDS INC.,

                        DIAMOND BRANDS OPERATING CORP.,

                          DIAMOND BRANDS KANSAS, INC.

                                      AND

                                 FORSTER, INC.

                               November 27, 2002


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                                            TABLE OF CONTENTS

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ARTICLE I DEFINITIONS AND RULES OF CONSTRUCTION...................................................................1
         1.1      Definitions.....................................................................................1
         1.2      Rules of Construction..........................................................................10

ARTICLE II PURCHASE AND SALE; ASSUMPTION OF CERTAIN LIABILITIES..................................................10
         2.1      Purchase and Sale of Assets....................................................................10
         2.2      Assignment and Assumption of Certain Liabilities...............................................12
         2.3      Excluded Assets................................................................................12
         2.4      No Other Liabilities Assumed...................................................................13
         2.5      Assumption of Certain Contractual Obligations; Excluded Contracts..............................15
         2.6      Deemed Consents; Cures.........................................................................15

ARTICLE III BASIC TRANSACTION....................................................................................15
         3.1      Purchase Price.................................................................................15
         3.2      Payment of the Deposit and Purchase Price......................................................16
         3.3      Allocation of Purchase Price...................................................................16

ARTICLE IV CLOSING; CONDITIONS TO CLOSING........................................................................16
         4.1      Closing........................................................................................16
         4.2      The Debtors' Conditions........................................................................17
         4.3      Buyer's Conditions.............................................................................18

ARTICLE V REPRESENTATIONS AND WARRANTIES OF THE DEBTORS..........................................................21
         5.1      Organization; Authorization....................................................................21
         5.2      No Conflict; Consents..........................................................................21
         5.3      Consents and Approvals of Governmental Authorities.............................................21
         5.4      Contracts......................................................................................21
         5.5      Financial Statements...........................................................................21
         5.6      Equipment......................................................................................21
         5.7      Inventory......................................................................................22
         5.8      Intellectual Property..........................................................................22
         5.9      Compliance with Laws...........................................................................23
         5.10     Books and Records..............................................................................23
         5.11     Permits........................................................................................23
         5.12     Environmental Matters..........................................................................23
         5.13     Employees; Benefit Plans.......................................................................23
         5.14     Absence of Certain Changes.....................................................................24
         5.15     Liabilities....................................................................................25
         5.16     Insurance......................................................................................25
         5.17     Taxes..........................................................................................25
         5.18     Accounts Receivable............................................................................25
         5.19     Brokers; Agents................................................................................25
         5.20     Warranty Obligations...........................................................................25
         5.21     Real Property..................................................................................25
         5.22     Litigation.....................................................................................26
         5.23     Trade Relations................................................................................26
         5.24     Subsidiaries...................................................................................26

ARTICLE VI REPRESENTATIONS AND WARRANTIES OF BUYER...............................................................26
         6.1      Organization...................................................................................26
         6.2      Authorization..................................................................................26
         6.3      No Conflict or Violation.......................................................................26
         6.4      Consents and Approvals.........................................................................27

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         6.5      Brokers........................................................................................27

ARTICLE VII ACTIONS PRIOR TO AND ON THE CLOSING..................................................................27
         7.1      Conduct of the Business prior to the Closing...................................................27
         7.2      Inspection.....................................................................................28
         7.3      Consents and Commercially Reasonable Efforts...................................................29
         7.4      Employee Benefit Plans.........................................................................30
         7.5      Employees......................................................................................30
         7.6      Debtors' Cooperation in Hiring of Employees....................................................30
         7.7      WARN Act.......................................................................................31
         7.8      Bankruptcy Actions.............................................................................31
         7.9      Excluded Real Property.........................................................................31

ARTICLE VIII ACTIONS AFTER THE CLOSING...........................................................................31
         8.1      Employee Benefit Plans.........................................................................31
         8.2      Cooperation of the Buyer and the Debtors.......................................................32
         8.3      Further Assurances; Certain Consents...........................................................32
         8.4      Name Changes...................................................................................32
         8.5      Accounts Receivable/Collections................................................................32
         8.6      Access to Information..........................................................................33
         8.7      Transition Services............................................................................33

ARTICLE IX TERMINATION ..........................................................................................33
         9.1      Termination and Abandonment....................................................................33
         9.2      Notice of Termination..........................................................................34
         9.3      Effect of Termination..........................................................................34
         9.4      No Survival of Representations and Warranties..................................................34

ARTICLE X GENERAL PROVISIONS.....................................................................................34
         10.1     Amendment and Modification.....................................................................34
         10.2     Assignments....................................................................................34
         10.3     Business Day...................................................................................34
         10.4     Captions.......................................................................................34
         10.5     Counterpart Facsimile Execution................................................................34
         10.6     Counterparts...................................................................................34
         10.7     Entire Agreement...............................................................................35
         10.8     Schedules and Exhibits.........................................................................35
         10.9     Expenses Incurred by the Parties...............................................................35
         10.10    Failure or Delay...............................................................................35
         10.11    Governing Law..................................................................................35
         10.12    Legal Fees.....................................................................................35
         10.13    Notices Between the Parties....................................................................35
         10.14    Publicity Regarding This Agreement.............................................................36
         10.15    Remedies Are Exclusive.........................................................................36
         10.16    Severability...................................................................................36
         10.17    Specific Performance and Injunctive Relief.....................................................37
         10.18    Submission to Jurisdiction.....................................................................37
         10.19    Successors and Assigns.........................................................................37
         10.20    Third-Party Beneficiary........................................................................37
         10.21    Effective Control..............................................................................37
         10.22    Liability of Buyer's Affiliates................................................................37
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                        LIST OF SCHEDULES AND EXHIBITS

Schedule 2.1.1.5           -        Assumed Contracts
Schedule 2.1.1.6           -        Bank Accounts
Schedule 2.1.1.7           -        Assumed Owned Real Property
Schedule 2.1.1.22          -        Assumed Plans
Schedule 2.2.1(vi)         -        Assumed Obligations
Schedule 2.3.5             -        Excluded Assets
Schedule 3.3               -        Allocation Schedule
Schedule 5.3               -        No Conflict or Violation
Schedule 5.4               -        Contracts
Schedule 5.5               -        Financial Statements
Schedule 5.6               -        Equipment
Schedule 5.8               -        Intellectual Property
Schedule 5.9               -        Compliance with Laws
Schedule 5.11              -        Permits
Schedule 5.12              -        Environmental Matters
Schedule 5.13              -        Employee Benefit Plans
Schedule 5.14              -        Absence of Certain Changes
Schedule 5.15              -        Liabilities
Schedule 5.16              -        Insurance
Schedule 5.17              -        Taxes
Schedule 5.20              -        Warranty Obligations
Schedule 5.21              -        Real Property
Schedule 5.22              -        Litigation
Schedule 5.23              -        Trade Relations
Schedule 5.24              -        Subsidiaries
Schedule 7.1.1             -        Conduct of Business
Schedule 7.5.1             -        Employees

Exhibits
--------

Exhibit A                  -        Plan of Reorganization


                                       iii

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                           ASSET PURCHASE AGREEMENT

              THIS ASSET PURCHASE AGREEMENT is made and entered into as of this 27th day of November, 2002, by and among Jarden Corporation, a Delaware corporation (the "Buyer"), Diamond Brands, Incorporated, a Minnesota corporation ("DBI"), Diamond Brands Operating Corp., a Delaware corporation and wholly-owned subsidiary of DBI ("DBOC"), Diamond Brands Kansas, Inc., a Kansas corporation ("DBKI"), and Forster, Inc., a Maine corporation and wholly-owned subsidiary of DBOC ("Forster"). DBI, DBOC, DBKI and Forster are sometimes referred to herein individually as a "Debtor" and collectively as the "Debtors." Capitalized terms used but not otherwise defined herein shall have the meanings accorded to them in Section 1.1 hereof.

                                   RECITALS

         A. The Debtors are engaged in the business of designing, manufacturing, marketing and selling plastic cutlery, matches, toothpicks and other wooden and plastic consumer items (the "Acquired Product Lines").

         B. On May 22, 2001, the Debtors filed in the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court") for bankruptcy protection pursuant to chapter 11 of the United States Bankruptcy Code, 11 U.S.C. ss.101 et seq. (the "Bankruptcy Code"), which chapter 11 case is being administered under case number 01-1825 (the "Reorganization Cases").

         C. The Debtors continue to produce the Acquired Product Lines as debtors-in-possession.

         D. The Buyer wishes to cause the Asset Buyer(s) to purchase from the Debtors, and the Debtors wish to sell to the Asset Buyer(s), certain assets of the Debtors upon the terms set forth herein.

                                   AGREEMENT

              In consideration of the foregoing, the mutual covenants herein contained and other good and valuable consideration (the receipt, adequacy and sufficiency of which are hereby acknowledged by the Parties by their execution hereof), the Parties, intending to be legally bound, hereby agree as follows:

                                  ARTICLE I
                     DEFINITIONS AND RULES OF CONSTRUCTION

         Definitions. For purposes of this Agreement, the following capitalized terms have the following meanings:

              "Accounts Receivable" means all accounts receivable (including all intercompany accounts receivable), notes receivable, trade accounts, security deposits and other debts due or accruing to the Debtors.

              "Acquired Assets" has the meaning set forth in Section 2.1.1 hereof.

              "Acquired Product Lines" has the meaning set forth in Recital A.

              "Additional Consideration" means, at the Buyer's election, (i) $6,000,000 in cash payable by wire transfer of immediately available funds or
(ii) shares of the Buyer's Common Stock with an aggregate Fair Market Value of $6,000,000 as of the date of delivery, which shares shall be freely tradeable, registered and qualified for listing prior to their issuance.

              "Administrative Claim" has the meaning set forth in the Plan of Reorganization.

              "Affiliate" means any Person which, directly or indirectly, is in control of, is controlled by or is under common control with the party for whom an affiliate is being determined.

              "Affiliated Group" means any affiliated group within the meaning of Code ss.1504(a) and any similar provision of local, state, or foreign law.

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              "Agreement" means this Asset Purchase Agreement, including all
Exhibits and Schedules hereto, as the same may be amended from time to time in accordance with its terms.

              "Alternative Transactions Order" has the meaning set forth in the Plan of Reorganization.

              "Asset Buyer" means one or more Affiliates of the Buyer (which shall be formed by the Buyer prior to the Closing if not already in existence) whom the Buyer designates to consummate the Closing.

              "Assumed Contracts" means, collectively, all Contractual Obligations to which any Debtor is a party or by which any Debtor is bound which relate to the Acquired Assets and which are listed on Schedule 2.1.1.5 attached hereto, which Schedule 2.1.1.5 may be amended from time to time by the Buyer in accordance with Section 2.5.

              "Assumed Facilities" means the premises at which the Debtors produce or distribute the Acquired Product Lines identified in the real property leases which are Assumed Contracts. .

              "Assumed Obligations" has the meaning set forth in Section 2.2.1 hereof.

              "Assumed Owned Real Property" means the Owned Real Property identified in Schedule 2.1.1.7 attached hereto.

              "Assumed Plans" has the meaning set forth in Section 2.1.1.22.

              "Audited Financials" has the meaning set forth in Section 5.5.

              "Bankruptcy Code" has the meaning set forth in Recital B.

              "Bankruptcy Court" has the meaning set forth in Recital B.

              "Benefit Plan" has the meaning set forth in Section 5.13.

              "Books and Records" means (i) all records and lists of the Debtors, (ii) all records and lists pertaining to the Acquired Product Lines (including, without limitation, merchandise and post-season analysis reports, marketing analysis reports and creative material) or customers, suppliers or personnel of the Debtors (including, without limitation, customer lists, mailing lists, e-mail address lists, recipient lists, sales records, correspondence with customers, customer files and account histories, supply lists and records of purchases from and correspondence with suppliers), (iii) all product, business and marketing plans of the Debtors and (iv) all other books, ledgers, files, reports, plans, drawings and operating records of every kind maintained by the Debtors related to or used in connection with the Acquired Product Lines.

              "Business Day" means a day other than a Saturday, Sunday or other day on which commercial banks are authorized or required to close under the laws of the United States of America.

              "Buyer" has the meaning set forth in the opening paragraph of this Agreement.

              "Buyer's Common Stock" means the common stock, par value $.01 per share, of the Buyer.

              "Buyer's Representations" means all representations and warranties of the Buyer contained in Article VI.

              "Cash Purchase Price" has the meaning as set forth in Section
3.1 hereof.

              "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. ss.9601 et seq.).

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              "Claim" has the meaning set forth in ss.101(5) of the Bankruptcy
Code.

              "Closing Date" has the meaning set forth in Section 4.1.

              "Closing" has the meaning set forth in Section 4.1.

              "Code" means the United States Internal Revenue Code of 1986, as amended.

              "Commercially Reasonable Efforts" means efforts which are commercially reasonable under the circumstances taking into account all relevant facts, but such term does not include the provision of any material consideration to any Third Party or the suffering of any material economic detriment to a Party's ongoing operations for the taking of any action (including the procurement of any consent, authorization or approval) required under this Agreement except for: (i) the costs of gathering or supplying any data or other information or making any filings; (ii) fees and expenses of counsel and consultants; and (iii) customary fees and charges of Governmental Authorities and Third Parties.

              "Confidentiality Agreement" means that certain Confidentiality Agreement entered into between the Buyer and one of the Debtors.

              "Confirmation Date" means the date on which the Confirmation Order is entered by the Clerk of the Bankruptcy Court in the docket for the Reorganization Cases, unless otherwise ordered by the Bankruptcy Court or such other court of competent jurisdiction exercising jurisdiction over the matters set forth in the Confirmation Order.

              "Confirmation Order" means the order of the Bankruptcy Court confirming the Plan of Reorganization pursuant to ss.1129 of the Bankruptcy Code.

              "Contractual Obligation" means any binding contract, obligation, agreement, commitment or undertaking, whether oral or written, including, without limitation, any equipment leases and Facility Leases.

              "Controversy" means any action, suit, proceeding, hearing, arbitration, investigation, inquiry, complaint, charge, judgment, order, decree, injunction, ruling, counterclaim, cross-claim, demand, cause of action, writ or assessment.

              "Copyrights" means copyrights, including all renewals and extensions thereof, copyright registrations and applications for registration thereof, and non-registered copyrights.

              "Creditors' Committee" has the meaning set forth in the Plan of Reorganization.

              "Cure Amount" means the distribution of cash, or such other property as may be agreed upon by the Parties or ordered by the Bankruptcy Court, with respect to the assumption of an Assumed Contract, pursuant to
Section 365(b) of the Bankruptcy Code, in an amount equal to all unpaid monetary obligations, without interest, or such other amount as may be agreed upon by the Parties, under such Assumed Contract, to the extent such obligations are enforceable under the Bankruptcy Code and applicable bankruptcy law.

              "Current Balance Sheet" has the meaning set forth in Section 5.5.

              "DBI" has the meaning set forth in the opening paragraph to this Agreement.

              "DBI Plan" has the meaning set forth in the Plan of Reorganization.

              "DBKI" has the meaning set forth in the opening paragraph of this Agreement.

              "DBOC" has the meaning set forth in the opening paragraph to this Agreement.

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              "Debtor" and "Debtors" has the meaning set forth in the opening paragraph to this Agreement.

              "Debtors' Knowledge" means the actual knowledge, after reasonable investigation, of any executive officer or facility manager of the Debtors.

              "Debtors' Representations" means those representations and warranties of the Debtors in Article V hereof.

              "Deposit" means the $1,000,000 in earnest money deposited by the Buyer pursuant to the Earnest Money Deposit Agreement.

              "DIP Administrative Agent" means Wells Fargo Bank, National Association with respect to that certain DIP Loan Agreement.

              "DIP Lenders" means the syndicate of banks and other financial institutions which are parties to the DIP Loan Agreement.

              "DIP Loan Agreement" means the credit agreement dated June 1, 2001, providing up to $92,250,000, and entered into by the Debtors, the DIP Lenders and the DIP Administrative Agent, which credit agreement was approved by order of the Bankruptcy Court entered on July 13, 2001.

              "Earnest Money Deposit Agreement" means that certain deposit letter from the Buyer addressed and delivered to the Debtors in accordance with the Scheduling Order.

              "Employee Benefit Plan" means any: (i) non-qualified deferred compensation or retirement plan or arrangement which is an Employee Pension Benefit Plan; (ii) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan; (iii) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including any Multiemployer Plan); (iv) Employee Welfare Benefit Plan, material fringe benefit plan, severance or change of control benefit or other executive compensation or benefit; (v) equity-based plan or arrangement, including any stock option plan, stock purchase plan, stock appreciation rights or phantom stock plan; (vi) bonus plan or arrangement or incentive award plan or arrangement; (vii) consulting agreement or employment agreement; or (viii) vacation policy.

              "Employee Pension Benefit Plan" has the meaning set forth in ERISA ss.3(2).

              "Employee Welfare Benefit Plan" has the meaning set forth in ERISA ss.3(1).

              "Environment" has the meaning set forth in CERCLA.

              "Environmental Laws" means all federal, state, local and foreign statutes, regulations, ordinances and other provisions having the force or effect of law, all judicial and administrative orders and determinations, all contractual obligations and all common law, in each case concerning public health and safety, worker health and safety, pollution or protection of the environment, including without limitation all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, Release, threatened Release, control, or cleanup of any Hazardous Substances (including without limitation CERCLA and analogous state laws), each as amended or in effect prior to, on or after the Closing.

              "Equipment" means all machinery, equipment, vehicles, furniture, furnishings, fixtures, operating equipment, supplies and tools, computer hardware and all parts, spares and accessories thereof and ascensions thereto.

              "ERISA" means the Employee Retirement Income Security Act of 1974.

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              "ERISA Affiliate" means any trade or business (irrespective of whether incorporated) which is a member of a group of which any of the Debtors is a member and thereafter treated as a single employer under ss.414(b), (c),
(m) or (o) of the Code or applicable Treasury Regulations.

              "Excluded Assets" has the meaning set forth in Section 0 hereof.

              "Excluded Contracts" has the meaning set forth in Section 2.3.3 hereof.

              "Excluded Environmental Liabilities" means any Liability or investigatory, corrective, removal or remedial obligation, whenever arising or occurring, arising under Environmental Laws with respect to the Debtors, the Acquired Assets, the Owned Real Property, the Leased Facilities, or any properties or facilities currently or formerly owned, operated or occupied by the Debtors (including without limitation any arising from the on-site or off-site Release, threatened Release, treatment, storage, disposal, or arrangement for disposal of Hazardous Substances) whether or not constituting a breach of any representation or warranty herein and whether or not set forth on any disclosure schedule hereto, except where the facts or circumstances underlying any such Liability or obligation were solely caused by the operation of the Acquired Assets after the Closing Date.

              "Excluded Real Property" has the meaning set forth on Schedule
2.3.5 (Excluded Assets).

              "Exhibits" means the exhibits hereto.

              "Facility Leases" means all leases, subleases, licenses, concessions and other agreements (written or oral), pursuant to which any Debtor holds a leasehold or subleasehold estate in, or is granted the right to use or occupy, any land, buildings, structures, improvements, fixtures or other interest in real property which is used or intended to be used in, or otherwise related to, the Acquired Product Lines.'

              "Fair Market Value" of each share of the Buyer's Common Stock means, as of the date of issuance, the average of the closing prices of the sales of the Buyer's Common Stock on all securities exchanges on which the Buyer's Common Stock may at the time be listed, or, if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day the Buyer's Common Stock is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 P.M., New York time, or, if on any day the Buyer's Common Stock is not quoted in the NASDAQ System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau Incorporated, or any similar successor organization, in each such case averaged over a period consisting of the twenty (20) consecutive Business Days immediately preceding the fifth Business Day preceding the date of issuance.

              "Final Order" means any order which has been entered by the Bankruptcy Court or any other court of competent jurisdiction that has not been reversed or stayed, is no longer subject to appeal, certiorari proceeding or other proceeding for review, reargument, or rehearing, and as to which no appeal, certiorari proceeding, or other proceeding for review, reargument, or rehearing has been requested or is then pending and the time to file any such appeal, certiorari proceeding or other proceeding for review, reargument, or rehearing has expired or as to which any right to appeal, petition for certiorari, reargue, or seek rehearing shall have been waived in writing in form and substance satisfactory to the Debtors and the Buyer.

              "Forster" has the meaning set forth in the opening paragraph of this Agreement.

              "GAAP" means, at a given time, United States generally accepted accounting principles, consistently applied.

              "Governmental Authority" means any government of any nation, state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and includes the Bankruptcy Court.

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              "Hart-Scott-Rodino Act" means the Hart-Scott-Rodino Antitrust
Improvements Act of 1976, as amended, and the rules and regulations thereunder.

              "Hazardous Substances" means any pollutants, contaminants or chemicals, and any industrial, toxic or otherwise hazardous materials, substances or wastes with respect to which liability or standards of conduct are imposed under any Environmental Laws, including, without limitation, petroleum and petroleum-related substances, and asbestos.

              "Indebtedness" with respect to any Person means any obligation of such Person for borrowed money, and in any event shall include (i) any Liability incurred for all or any part of the purchase price of property or other assets or for the cost of property or other assets constructed or of improvements thereto, other than accounts payable included in current liabilities and incurred in respect of property purchased in the Ordinary Course of Business, (ii) the face amount of all letters of credit issued for the account of such Person, (iii) Liabilities (whether or not such Person has assumed or become liable for the payment of such obligation) secured by Liens,
(iv) all guarantees and similar Liabilities of such Person, (v) all accrued interest, fees and charges in respect of any Indebtedness and (vi) all prepayment premiums and penalties, and any other fees, expenses, indemnities and other amounts payable as a result of the prepayment or discharge of any Indebtedness.

              "Intellectual Property" means all of the following as they exist in any jurisdictions throughout the world, in each case, to the extent owned by, licensed to, or otherwise used or held for use by any of the Debtors:

              (i) patents, pending patent applications, industrial rights and the inventions, designs and improvements described and claimed therein, patentable inventions, and other patent rights (including any divisionals, continuations, continuations-in-part, renewals, substitutions or reissues thereof, whether or not patents are issued on any such applications and whether or not any such applications are amended, modified, withdrawn or refilled);

              (ii)  Trademarks;

              (iii) Copyrights;

              (iv)  Trade Secrets;

              (v)   all web sites and web pages and related rights and items;
and

              (vi)  Software.

              "Inventory" means all inventory held by any Debtor for sale in the Ordinary Course of Business and all raw materials, work-in-process, semi-finished or finished products and similar items with respect to such inventory, in each case wherever the same may be located.

              "IP License(s)" means all permits, licenses, sublicenses and other agreements or permissions under which any Debtor is a licensee or otherwise authorized to use or practice, or under which any Debtor is a licensor of, any Intellectual Property.

              "Law" means any law, rule, regulation, order, decree or other requirement having the force of law and, where applicable, any interpretation thereof by any authority having jurisdiction with respect thereto or charged with the administration thereof.

              "Leased Facilities" means the real property leased or subleased by the Debtors pursuant to the Facility Leases.

              "Letter of Credit" has the meaning set forth in the Plan of Reorganization, provided that the Letter of Credit shall be issued by Bank of America.

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

              "Liability" means any obligation or liability (in each case, whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due and regardless of when asserted), including, without limitation, any obligation or liability for Taxes.

              "Licensed IP" means Intellectual Property that is the subject of an IP License.

              "Lien" means an indenture, as defined in ss.101(28) of the Bankruptcy Code; a judicial lien, as defined in ss.101(36) of the Bankruptcy Code; a lien, as defined in ss.101(37) of the Bankruptcy Code; a security interest, as defined in ss.101(51) of the Bankruptcy Code; a statutory lien, as defined in ss.101(53) of the Bankruptcy Code; and any other any mortgage, deed of trust, security agreement, pledge, hypothecation, assignment, deposit arrangement, lien (statutory or otherwise), security interest, financing statement or preferential arrangement of any kind or nature whatsoever, including any conditional sale or other title retention agreement.

              "Material Adverse Change" or "Material Adverse Effect" means, any event, change, condition or matter that individually or in the aggregate results in or would reasonably be expected to result in a material adverse effect or change in the results of operations or condition (financial or otherwise) of the Debtors, the Acquired Product Lines or the Acquired Assets.

              "Material Customers" has the meaning set forth in Section 5.23.

              "Material Suppliers" has the meaning set forth in Section 5.23.

              "Multiemployer Plan" means a "multiemployer plan" as defined inss.3(37) andss.4001(a)(3)(A) of ERISA.

              "Notice" means any summons, citation, directive, order, claim, litigation, proceeding, judgment, letter or other communication, written or oral, actual or threatened, from a Governmental Authority including any lien imposed pursuant to any Environmental Law on property owned, leased, occupied or used by the Debtors or any predecessor or former Affiliates thereof .

              "Options" means options, warrants, rights of first refusal, purchase rights, sale rights, subscription rights, puts, calls, conversion rights, exchange rights or similar Contractual Obligations.

              "Order" means any decree, order, injunction, rule, judgment, consent of or by any court or governmental authority.

              "Ordinary Course of Business" means the production and distribution of the Acquired Product Lines by the Debtors in the usual and ordinary course consistent with past practice and custom.

              "Owned Real Property" means all land and all buildings, structures, fixtures and other improvements located thereon, and all easements, rights of way, servitudes, tenements, hereditaments, appurtenances, privileges and other rights with respect thereto owned by the Debtors.

              "Party" means a Person named as entering into this Agreement.

              "Permit" means all approvals, authorizations, consents, licenses, franchises, orders, registrations, certificates, variances, permits and similar rights, in each case obtained from or issued by any Governmental Authority.

              "Permitted Liens" means (i) statutory liens for current property Taxes and assessments not yet due and payable, including, without limitation, liens for ad valorem Taxes and statutory liens not yet due and payable arising other than by reason of any default on the part of the Debtors, and (ii) easements, covenants, conditions, restrictions and other similar matters of record on real property, leasehold estates or personalty that do not in any material respect detract from the value of the property subject thereto thereof and do not individually or in the aggregate in any material respect interfere with the present use of the property subject thereto with respect to the Acquired Product Lines.

              "Person" means any natural person, corporation, limited partnership, general partnership, joint venture, association, company, trust, joint stock company, bank, trust company, land trust, vehicle trust, business trust, real estate investment trust, estate, limited liability company, limited liability partnership, limited liability limited partnership or other organization irrespective of whether it is a legal entity, and any Governmental Authority.

              "Plan of Reorganization" means the Plan of Reorganization Sponsored by Jarden Corporation in substantially the form attached hereto as Exhibit A.

              "Proceeding" has the meaning set forth in Section 2.2.20 hereof.

              "Purchase Price" has the meaning set forth in Section 3.1 hereof.

              "Regulation" means any law, statute, regulation, ruling, rule or Order of, administered or enforced by or on behalf of, any court or governmental authority.

              "Rehired Employees" has the meaning set forth in Section 7.5.2 hereof.

              "Release" has the meaning set forth in CERCLA.

              "Reorganization Cases" has the meaning set forth in Recital B.

              "Responsible Officer" means: (i) in the case of a corporation, a president, a chief executive officer, a chief financial officer, a vice president or a treasurer of such corporation; (ii) in the case of a partnership, a general partner therein; or (iii) in the case of a limited liability company, a manager or managing member of such entity.

              "Rule" or "Rules" means the Federal Rules of Bankruptcy Procedure.

              "Schedules" means the schedules attached hereto.

              "Scheduling Order" means the Bankruptcy Court's Scheduling Order Establishing (I) Procedures with Respect to Filing of Amended Proposed Plans of Reorganization and (II) Hearing Date to Consider Proposed Plans of Reorganization dated as of October 30, 2002.

              "Software" means computer software programs and software systems, including, without limitation, all databases, compilations, tool sets, compilers, higher level or "proprietary" languages, and all related material documentation and information, whether in source code, object code or human readable form.

              "Solicitation Date" means the date on which the Debtors distribute the Plan of Reorganization to its creditors for the solicitation of such creditors' approval of the Plan of Reorganization.

              "Stock" means shares of capital stock (including common and preferred stock) or other equity interests (regardless of how designated) of or in a corporation or comparable entity (including a partnership, joint venture or limited liability company), whether voting or nonvoting, or general or limited.

              "Stock Equivalents" means all securities convertible into or exercisable or exchangeable for Stock and all Options to purchase or subscribe for Stock, whether or not presently convertible, exercisable or exchangeable.

              "Subsidiaries" means, with respect to any Person, any corporation a majority of the total voting power of shares of stock of which is entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or any partnership, limited liability company, association or other business entity a majority of the partnership or other similar ownership interest of which is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof. For purposes of this definition, a Person is deemed to have a majority ownership interest in a partnership, limited liability company, association or other business entity if such Person is allocated a majority of the gains or losses of such partnership, limited liability company, association or other business entity or is or controls the managing director or general partner of such partnership, limited liability company, association or other business entity.

              "Surveys" has the meaning set forth in Section 4.3.10.

              "Tax" and, with correlative meaning, "Taxes" mean with respect to any Person (i) all federal, state, local, county, foreign and other taxes, assessments or other government charges, including, without limitation, any income, alternative or add-on minimum tax, estimated gross income, gross receipts, sales, use, ad valorem, value added, transfer, capital stock franchise, profits, license, registration, recording, documentary, intangibles, conveyancing, gains, withholding, payroll, employment, social security (or similar), unemployment, disability, excise, severance, stamp, occupation, premium, property (real and personal), environmental or windfall profit tax, custom duty or other tax, governmental fee or other like assessment, charge, or tax of any kind whatsoever, together with any interest, penalty, addition to tax or additional amount imposed by any Governmental Authority responsible for the imposition of any such tax (domestic or foreign) whether such Tax is disputed or not, or (ii) liability for the payment of any amounts of the type described in clause (a) above relating to any other Person as a result of being party to any agreement to indemnify such other Person, being a successor or transferee of such other Person, or being a member of the same Affiliated Group or any consolidated, combined, unitary or other group with such other Person.

              "Tax Return" means any report, return, declaration, report, claim for refund or information return or statement relating to Taxes, including any schedule or attachment thereto.

              "Third Party" means any Person other than Debtors, the Buyer or any of their respective Affiliates.

              "Title Commitments" has the meaning set forth in Section 4.3.9.

              "Title Insurer" has the meaning set forth in Section 4.3.9.

              "Title Policies" has the meaning set forth in Section 4.3.9.

              "Trademarks" means trademarks, service marks, trade dress, trade names, brand names, domain names, designs, logos or corporate names and all translations, adaptations, derivations and combinations of the foregoing including, in each case, the goodwill associated therewith, whether registered or unregistered, and all registrations and applications for registration thereof, which shall include, without limitation, "Diamond Brands" and "Forster" or any derivation thereof.

              "Trade Secrets" means trade secrets, confidential business information and other proprietary information including, without limitation, designs, research and development information, technical information, specifications, operating and maintenance manuals, methods, engineering drawings, know-how, data, mask works, discoveries, inventions, industrial designs and other proprietary rights (whether or not patentable or subject to copyright, mask work, or trade secret protection).

              "Transition Period" has the meaning set forth in Section 8.6 hereof.

              "Treasury Regulation" means those regulations promulgated by the United States Department of the Treasury pursuant to the authority of the Code or any other revenue law of the United States of America.

              "Unassumed Liabilities" has the meaning set forth in Section 0 hereof.

              "WARN Act" means the Worker Adjustment and Retraining Notification Act, as amended, and any similar foreign, state or local law, regulation or ordinance.

              Rules of Construction. Unless the context of this Agreement clearly requires otherwise: (i) references to the plural include the singular and vice versa; (ii) references to any Person include such Person's successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement; (iii) references to one gender include all genders; (iv) "including" is not limiting; (v) "or" has the inclusive meaning represented by the phrase "and/or"; (vi) the words "hereof," "herein," "hereby," "hereunder" and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement;
(vii) section, clause, Exhibit and Schedule references are to this Agreement unless otherwise specified; (viii) reference to any agreement (including this Agreement), document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms hereof; and
(ix) general or specific references to any Law mean such Law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises regarding this Agreement, this Agreement will be construed as if drafted jointly by the Parties and no presumption or burden of proof will arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.

                                  ARTICLE II
             PURCHASE AND SALE; ASSUMPTION OF CERTAIN LIABILITIES

          2.1 Purchase and Sale of Assets.

              2.1.1 Subject to the terms and conditions set forth in this Agreement, at the Closing, the Debtors shall sell, contribute, convey, assign, transfer and deliver to the Asset Buyer (or, if there is more than one Asset Buyer, then to such Asset Buyer designated by the Buyer), free and clear of all Liens (other than Permitted Liens), and the Asset Buyer(s) shall purchase, acquire and take assignment and delivery of, for the consideration set forth in Section 0, all properties, assets, rights, titles and interests of every kind and nature, owned or leased by the Debtors (including indirect and other forms of beneficial ownership) as of the Closing Date, which are used in, useful for or otherwise associated with the Acquired Product Lines, whether tangible or intangible, real or personal and wherever located and by whomever possessed, including, without limitation, all of the following assets but excluding Excluded Assets pursuant to Section 0 (all of the assets to be sold, assigned, transferred and delivered to the Buyer hereunder referred to herein collectively as the "Acquired Assets"):

                    2.1.1.1 all marketable securities and other short-term investments, deposits and advances, prepaid and other current assets relating to the Acquired Product Lines, including, without limitation, all cash (including, without limitation, checking account balances, certificates of deposit and other time deposits and petty cash);

                    2.1.1.2 all Accounts Receivables (whether current or noncurrent) and all causes of action specifically pertaining to the collection of all Accounts Receivable;

                    2.1.1.3 all promotional allowances and vendor rebates and similar items;

                    2.1.1.4 all Intellectual Property, along with all income, royalties, damages and payments due or payable to the Debtors as of the Closing or thereafter, including, without limitation, damages and payments for past, present or future infringements or misappropriations thereof, the right to sue and recover for past infringements or misappropriations thereof and any and all corresponding rights that, now or hereafter, may be secured throughout the world and all copies and tangible embodiments of any such Intellectual Property in the Debtors' possession or control;

                    2.1.1.5 all of the Debtors' rights under the Assumed Contracts;

                    2.1.1.6 all bank accounts, safety deposit boxes, lock boxes and the like and a list of the foregoing shall be set forth on Schedule
2.1.1.6 attached hereto;

                    2.1.1.7 all Assumed Owned Real Property;

                    2.1.1.8 all Assumed Facilities and all plants, buildings and other improvements located on such property, and all easements, licenses, rights of way, Permits and all appurtenances to the real property leases which are Assumed Contracts including, without limitation, all appurtenant rights in and to public streets, whether or not vacated;

                    2.1.1.9 all leasehold improvements and all Equipment owned by the Debtors with respect to the Acquired Product Lines, wherever located, including, without limitation, all such items which are located in any building, warehouse, office or other space leased, owned or occupied by the Debtors;

                    2.1.1.10 all Inventories, replacement and spare parts, packaging materials, operating supplies, and fuels, owned by the Debtors with respect to the Acquired Product Lines, wherever located;

                    2.1.1.11 all office supplies, production supplies, spare parts, other miscellaneous supplies, and other tangible property of any kind relating to the Acquired Product Lines, wherever located, including, without limitation, all property of any kind located in any building, office or other space leased, owned or occupied by the Debtors or in any warehouse where any of the Debtors' properties and assets may be situated;

                    2.1.1.12 except as set forth in Section 2.3.1, all claims, deposits, prepayments, warranties, guarantees, refunds, causes of action, rights of recovery, rights of set-off and rights of recoupment of every kind and nature (whether or not known or unknown or contingent or non-contingent), other than those relating exclusively to Excluded Assets;

                    2.1.1.13 the right to receive and retain mail, Accounts Receivable payments and other communications relating to the Acquired Product Lines;

                    2.1.1.14 the right to bill and receive payment for products shipped or delivered and services performed but unbilled or unpaid as of the Closing;

                    2.1.1.15 all Books and Records (excluding the originals of the minute books, stock books and all Tax Returns of any Debtor);

                    2.1.1.16 all advertising, marketing and promotional materials and all other printed or written materials;

                    2.1.1.17 all Permits and the rights to all data and records held by the Governmental Authorities issuing or otherwise authorizing such Permits; 2.1.1.18 all goodwill as a going concern and all other intangible properties;

                    2.1.1.19 all telephone numbers used by the Debtors with respect to the Acquired Product Lines;

                    2.1.1.20 all rights to indemnification relating to the Acquired Assets or the Acquired Product Lines existing prior to the Closing Date;

                    2.1.1.21 all rights under insurance policies to the extent related to or payable in connection with any of the Acquired Assets, the Assumed Obligations, Assumed Facilities, or the Assumed Owned Real Property existing prior to the Closing Date;

                    2.1.1.22 the Employee Benefit Plans set forth on Schedule
2.1.1.22 (the "Assumed Plans"); and

                    2.1.1.23 all security deposits relating to Assumed
Contracts.

              2.1.2 At the Closing, all of the Acquired Assets shall be sold, assigned, transferred, conveyed and delivered to the applicable Asset Buyer free and clear of all Liens (other than Permitted Liens) in accordance with the terms of the Plan of Reorganization and the Confirmation Order and sections 363(f) and 365 of the Bankruptcy Code.

         2.2  Assignment and Assumption of Certain Liabilities.

              2.2.1 Subject to the terms and conditions set forth in this Agreement, at the Closing, the Asset Buyer(s) shall assume from the Debtors and thereafter be responsible for the payment and/or performance of, in accordance with their terms, only the following liabilities and obligations of the Debtors (collectively, the "Assumed Obligations"): (i) obligations under the Assumed Contracts first arising after the Closing, (ii) the "Pay to Stay Bonus" and "Performance Bonus" payments under the Debtors' Key Employee Retention Program in an amount not to exceed $1,200,000, (iii) obligations associated with the Assumed Plans, (iv) obligations with respect to any unused vacation or sick leave earned and accrued (to the extent not paid) by the Rehired Employees as of the Closing Date; (v) obligations with respect to Rehired Employees' wages and salary earned and accrued (to the extent not paid) as of the Closing Date and (vi) the Liabilities set forth on Schedule 2.2.1(vi) attached hereto; provided, that this Section 2.2.1 shall not limit any claims or defenses the Buyer or any Asset Buyer may have in respect of the Assumed Obligations against any Person other than the Debtors. The Debtors hereby acknowledge and agree that neither the Buyer nor any Asset Buyer is assuming from the Debtors, or is in any way responsible for, any of the Unassumed Liabilities.

              2.2.2 The transactions contemplated by this Agreement shall in no way expand the rights or remedies of any Third Party against the Buyer, any Asset Buyer or the Debtors as compared to the rights and remedies which such Third Party would have had against the Debtors absent the Reorganization Cases, had the Buyer or the Asset Buyer(s) not assumed such Assumed Obligations.

         Excluded Assets. Notwithstanding anything to the contrary in this Agreement, the following assets of the Debtors shall be retained by the Debtors and are not being sold or assigned to the Buyer hereunder
(collectively, the "Excluded Assets"):

              2.2.3 any and all rights of the Debtors under this Agreement (including all cash and non-cash consideration payable or deliverable to Debtors) and avoidance claims or causes of action arising under the Bankruptcy Code or applicable state law, including, without limitation, all rights and avoidance claims of Debtors arising under chapter 5 of the Bankruptcy Code;

              2.2.4 all Owned Real Property other than the Assumed Owned Real Property;

              2.2.5  all Leased Facilities other than the Assumed Facilities;

              2.2.6 all Contractual Obligations to which any Debtor is a party or by which any Debtor is bound which are not Assumed Contracts (collectively, the "Excluded Contracts");

              2.2.7 all of the assets set forth on Schedule 2.2.7 attached hereto; provided that the Buyer may amend Schedule 2.3.5 at any time on or before one (1) day prior to the Closing Date in order to exclude from the definition of Acquired Asset any Licensed IP the Debtors use of which is not in compliance with the terms and conditions of any applicable IP License;

              2.2.8 income Tax Returns and related materials;

              2.2.9 all Tax refunds, rebates, credits and similar items relating to any period, or portion of any period, on or prior to the Closing Date; and

              2.2.10 the equity securities of any Debtor.

         No Other Liabilities Assumed. Each Debtor acknowledges and agrees that pursuant to the terms and provisions of this Agreement, neither the Buyer nor any Asset Buyer shall assume, and shall not be deemed to have assumed, any Claim against, or any debt or other Liability of, any Debtor or any of the Debtors' respective Affiliates whatsoever (other than the Assumed Obligations), including, without limitation, the following (collectively, the "Unassumed Liabilities"):

              2.2.11 except as specifically assumed under Section 2.2, any Liability of, or Claim against, any of the Debtors or any predecessor(s) or Affiliates of any of the Debtors that arose prior to, during or in connection with the Reorganization Cases;

              2.2.12 any Liability of, or Claim against, any of the Debtors or any predecessor(s) or Affiliate(s) of the Debtors that relate to any of the Excluded Assets (including any amounts relating to the rejection of Excluded Contracts);

              2.2.13 any Cure Amounts with respect to the Assumed Contracts in excess of in the amount of such Cure Amounts set forth on Schedule 2.1.1.5 as of the Solicitation Date;

              2.2.14 Excluded Environmental Liabilities (whether or not constituting a "Liability of any Debtor or any of the Debtors' Affiliates" for the purposes of the preamble to this Section 2.4));

              2.2.15 any Liability of, or Claim against, any of the Debtors or any predecessor(s) or Affiliate(s) of any of the Debtors or for which the Debtors or any predecessor(s) or Affiliate(s) of the Debtors could be liable relating to Taxes (including with respect to the Acquired Assets or otherwise) including, without limitation, any Taxes that will arise as a result of the sale of the Acquired Assets or the assumption of the Assumed Obligations pursuant to this Agreement and any deferred Taxes of any nature;

              2.2.16 except as specifically assumed under Section 2.2, any Liability of, or Claim against, any of the Debtors for any legal, accounting, investment banking, brokerage or similar fees or expenses incurred by any Debtor in connection with, resulting from or attributable to the transactions contemplated by this Agreement or otherwise;

              2.2.17 except as specifically assumed under Section 2.2, all Indebtedness of any Debtor or any predecessor(s) or Affiliate(s) of any Debtor;

              2.2.18 all outstanding Stock and Stock Equivalents of the Debtors and any Liabilities and/or Claims in any way related thereto;

              2.2.19 except as specifically assumed under Section 2.2, any Liability of, or Claim against, any of the Debtors or any predecessor(s) or Affiliate(s) of the Debtors resulting from, caused by or arising out of, or which relate to, directly or indirectly, the production and distribution of the Acquired Product Lines or ownership or lease of any properties or assets or any properties or assets (including, without limitation, the Acquired Assets) previously used by the Debtors, or other actions, omissions, including, without limitation, any amounts due or which may become due or owing under the Assumed Contracts with respect to the period prior to Closing (other than any Cure Amounts for which the Buyer may be responsible in accordance with Section 2.6), whether known or unknown on the date hereof;

              2.2.20 any Liability of, or Claim against, any of the Debtors or any predecessor(s) or Affiliate(s) of the Debtors resulting from, caused by or arising out of, or which relate to, directly or indirectly, the production or distribution of the Acquired Product Lines anywhere or ownership or lease of any properties or assets or any properties or assets previously used by the Debtors at any time, or other actions, omissions or events occurring prior to the Closing and which (i) constitute, may constitute or are alleged to constitute a tort, breach of contract or violation of any law, rule, regulation, treaty or other similar authority or (ii) relate to any and all Claims, disputes, demands, actions, liabilities, damages, suits in equity or at law, administrative, regulatory or quasi-judicial proceedings, accounts, costs, expenses, setoffs, contributions, attorneys' fees and/or causes of action of whatever kind or character ("Proceeding") against the Debtors or any predecessor(s) or Affiliate(s) of the Debtors, whether past, present, future, known or unknown, liquidated or unliquidated, accrued or unaccrued, pending or threatened;

              2.2.21 except as specifically assumed under Section 2.2, any Liability of, or Claim against, the Debtors arising out of any Proceeding commenced after the Closing and arising out of, or relating to, any occurrence or event happening prior to the Closing;

              2.2.22 except as specifically assumed under Section 2.2, any Liability of, or Claim against, any of the Debtors (whether known or unknown) with respect to the employees or former employees, or both, of any Debtor arising from the production or distribution of the Acquired Product Lines prior to the Closing, including, without limitation, payroll, vacation, sick leave, worker's compensation, unemployment benefits, pension benefits, employee stock option or profit sharing plans, health care plans or benefits, or any other employee plans or benefits or other compensation of any kind to any employee, and obligations of any kind including, without limitation, any Liability pursuant to the WARN Act for any action or inaction prior to the Closing;

              2.2.23 except with respect to the Assumed Plans, any Liability of, or Claim against, any of the Debtors arising under any Employee Benefit Plan or any other employee benefit plan, program or arrangement at any time maintained, sponsored or contributed to by any Debtor or any ERISA Affiliate, or with respect to which any of the Debtors or any ERISA Affiliate has any liability;

              2.2.24 any Liability of, or Claim against, any of the Debtors on, arising out of or relating to services and/or products of any of the Debtors to the extent provided, manufactured, developed and/or sold prior to the Closing;

              2.2.25 any Liability of, or Claim against, any of the Debtors under any Assumed Contract which arises after the Closing but which arises out of or relates to any breach that occurred prior to the Closing;

              2.2.26 any Liability of, or Claim against, any of the Debtors under any Excluded Contract;

              2.2.27 except as specifically assumed under Section 2.2, any Liability of, or Claim against, any of the Debtors under any employment, severance, retention or termination agreement with any employee, consultant or contractor of Debtors;

              2.2.28 any Liability of, or Claim against, any of the Debtors arising out of or relating to any grievance by any Debtor's employees, whether or not the affected employees are Rehired Employees;

              2.2.29 any Liability of, or Claim against, any of the Debtors to any shareholder or Affiliate of any Debtor;

              2.2.30 any Liability of, or Claim against, any of the Debtors to indemnify, reimburse or advance amounts to any officer, director, employee or agent of any Debtor;

              2.2.31 any Liability of, or Claim against, any of the Debtors to distribute to any Debtor's shareholders or otherwise apply all or any part of the consideration received hereunder;

              2.2.32 any Liability of, or Claim against, any of the Debtors arising out of or resulting from any Debtor's noncompliance with any Law;

              2.2.33 any Liability of, or Claim against, any of the Debtors based upon any of the Debtors' acts or omissions occurring after the Closing; and

              2.2.34 any Liability of, or Claim against, any of the Debtors under this Agreement or any other document executed in connection herewith.

The Parties acknowledge and agree that disclosure of any Liability on any Schedule to this Agreement shall not create an Assumed Obligation or other Liability of or Claim against the Buyer or any Asset Buyer, except where such disclosed obligation has been expressly assumed by an Asset Buyer as an Assumed Obligation in accordance with the provisions of Section 2.2 hereof.

          2.3 Assumption of Certain Contractual Obligations; Excluded Contracts.

              2.3.1 At the Closing, the applicable Debtors shall assume and such Debtors shall assign to the applicable Asset Buyer(s) the Assumed Contracts. The Assumed Contracts shall be identified on Schedule 2.1.1.5 by the date of the Assumed Contract, the other party or parties to the Assumed Contract and the address of such party or parties, and all such information shall be included on an exhibit attached to a motion for the authority to assume and assign the Assumed Contracts which motion shall be filed by the Debtors at the direction of the Buyer. Such exhibit shall also set forth the amounts necessary to cure defaults under each of such Assumed Contracts as determined by the Debtors based on the Debtors' Books and Records. Until the Solicitation Date, the Buyer, in its sole discretion, by delivery of written notice to the Debtors, shall have the right to (i) add any Contractual Obligation to Schedule 2.1.1.5 and/or (ii) exclude any Contractual Obligation listed on Schedule 2.1.1.5, and the Buyer shall not acquire any rights or assume any Liabilities with respect to any such excluded Contractual Obligation. The Plan of Reorganization shall reflect that the applicable Asset Buyer's promise to perform from and after the Closing under the Assumed Contracts shall be the only adequate assurance of future performance necessary to satisfy the requirements of Section 365 of the Bankruptcy Code in respect of the assignment to the applicable Asset Buyer of such Assumed Contracts.

         Deemed Consents; Cures. For all purposes of this Agreement (including all representations and warranties of the Debtors contained herein), the Debtors shall be deemed to have obtained all required consents in respect of the assignment of any Assumed Contract or Assumed Lease if, and to the extent that, pursuant to the Plan of Reorganization or other Bankruptcy Court order, the Debtors are authorized to assume and assign Assumed Contracts to the Asset Buyer(s) pursuant to section 365 of the Bankruptcy Code and any applicable Cure Amount has been satisfied. If there exists on the Closing Date any default related to an Assumed Contract which relates to the Acquired Product Lines, the Buyer shall be responsible for Cure Amounts only to the extent such Cure Amounts are set forth on Schedule 2.1.1.5 as of the Solicitation Date as a condition to the assumption and assignment of such Assumed Contract. At the Closing, the Buyer shall provide funds to the Debtors (by wire transfer of immediately available funds) in an amount sufficient to pay all such Cure Amounts not to exceed the aggregate amount of the Cure Amounts set forth on
Schedule 2.1.1.5 as of the Solicitation Date for such Assumed Contracts. Immediately upon receipt by the Debtors of such funds, the Debtors shall pay all Cure Amounts for such Assumed Contracts.

                                 ARTICLE III
                               BASIC TRANSACTION

         Purchase Price. The aggregate consideration (the "Purchase Price") to be paid for the Acquired Assets shall be an amount equal to the sum of (i) cash in the amount of (a) $12,950,000 plus (b) the balance, as of the Closing, of the principal amount due under the DIP Loan Agreement, taking into account all payments made in respect of such principal amount by the Debtors through the Closing (collectively the "Cash Purchase Price") plus (ii) the Additional Consideration (which amount, if requested in writing by the Debtors at least ten (10) Business Days prior to the Closing, shall be secured by a Letter of Credit to be delivered by the Buyer at the Closing). Allowed Administrative Claims (as defined in the Plan of Reorganization) shall be treated in accordance with the terms of the Plan of Reorganization.

          3.1 Payment of the Deposit and Purchase Price.

              3.1.1 The Buyer will deposit the Deposit with the Debtors in accordance with the terms of the Earnest Money Deposit Agreement. The Parties hereby agree that it is impossible to determine accurately the amount of damages that the Debtors would suffer if the transactions contemplated hereby were not consummated as a result of a breach of this Agreement by the Buyer. As a result, notwithstanding anything herein to the contrary, if (i) the Buyer materially breaches its obligations under this Agreement (which breach has not been cured within ten (10) Business Days following receipt by the Buyer from the Debtors of written notice of such breach); and (ii) the Debtors terminate this Agreement in accordance with Section 9.1.4, the Buyer shall be obligated to pay liquidated damages in the amount of the Deposit in accordance with the terms of the Earnest Money Deposit Agreement, and the receipt by the Debtors of the Deposit shall be the Debtors' sole and exclusive remedy as liquidated damages. Accordingly, if liquidated damages are payable hereunder in accordance with the foregoing, the Deposit (together with all interest accrued thereon) shall be released to the Debtors in accordance with the terms of the Earnest Money Deposit Agreement. If this Agreement is terminated for any reason other than under the foregoing circumstances, the Debtors shall upon such termination return to the Buyer the Deposit together with all interest accrued thereon in accordance with the terms of the Earnest Money Deposit Agreement, and neither the Buyer nor the Asset Buyer(s) shall have any further obligation of any kind to any of the Debtors. Upon the consummation of the Closing hereunder, the Deposit (together with all interest accrued thereon) shall be applied by the Debtors against the Cash Purchase Price as set forth in Section 3.2.2 below.

              3.1.2 At the Closing, the Buyer shall cause the Asset Buyer(s) to pay by wire transfer of immediately available funds an amount in cash equal to the Cash Purchase Price less the amount of the Deposit (together with all interest accrued thereon). Such payment shall be made to the Debtors to such account as designated by the Debtors in writing to the Buyer, in accordance with the terms of the Plan of Reorganization, no later than two (2) Business Days prior to the Closing Date. No later than six (6) months following the Closing Date, the Buyer shall deliver the Additional Consideration to such Person(s) as designated by the Debtors in writing to the Buyer no later than January 22, 2003; provided that if no such designation is made on or prior to January 22, 2003, the Additional Consideration shall be delivered to the Debtors. If requested in writing by the Debtors no later than ten (10) Business Days prior to the Closing, the Buyer shall deliver to the Debtors a Letter of Credit in an amount equal to the Additional Consideration.

              Allocation of Purchase Price. The Buyer and the Debtors shall allocate the Purchase Price (plus the Assumed Obligations) among the Acquired Assets as set forth on Schedule 3.3 attached hereto (which schedule shall be agreed to by the Parties no later than thirty (30) Business Days after to the Closing), and such Schedule shall be used by the parties in preparing (i) Form 8594, Asset Acquisition Statement, for the Buyer and the Debtors and (ii) all Tax Returns. The Buyer and the Debtors shall each file Form 8594 prepared in accordance with this Section 3.3 with its federal income Tax Return for its tax period which includes the Closing Date. All allocations made pursuant to this Section 3.3 shall be binding upon the parties and upon each of their successors and assigns, and the Parties shall report the transactions contemplated by this Agreement in accordance with such allocations.

                                  ARTICLE IV
                        CLOSING; CONDITIONS TO CLOSING.

         Closing. Upon the terms and subject to the satisfaction of the conditions contained in this Agreement, the closing of the transactions contemplated by this Agreement (the "Closing") will take place at 10:00 a.m. Chicago time on February 7, 2003, or, at the Buyer's sole election, as soon as practicable following the Confirmation Date, or at such other date, time or place which the Parties may mutually agree (the "Closing Date"). The Closing shall occur at the offices of Kirkland & Ellis, 200 East Randolph Drive, Chicago, Illinois.

         The Debtors' Conditions. All of the obligations of the Debtors hereunder are subject to the satisfaction of every one of the following conditions precedent unless, and only to the extent, waived in writing by DBOC (on behalf of the Debtors):

              4.1.1 this Agreement, any documents related hereto and the transactions contemplated hereby (including the Plan of Reorganization) have been approved and authorized to the extent required by the Bankruptcy Code pursuant to an order of the Bankruptcy Court in form and substance reasonably satisfactory to DBOC (on behalf of the Debtors), which order has been entered for at least ten days, has not been modified, reversed or amended in any manner materially adverse to the Debtors and has not been stayed pending a timely commenced appeal, and no order staying the consummation of the transactions contemplated by this Agreement has been entered in connection with any timely commenced appeal or certiorari;

              4.1.2 the Confirmation Order has been signed by the Bankruptcy Court and duly entered on the docket for the Reorganization Cases by the Clerk of the Bankruptcy Court in form and substance reasonably acceptable to DBOC (on behalf of the Debtors), has been entered for at least ten days and has not been modified, reversed or amended in any manner materially adverse to the Debtors, and there is no stay in effect with respect to the Confirmation Order and no pleading has been filed seeking such a stay or appeal of the Confirmation Order;

              4.1.3 the Buyer's Representations are true and correct in all material respects on and as of the Closing Date with the same force and effect as if made at and as of the Closing Date (without giving effect to any disclosures made by the Buyer after the date hereof) (provided, however, that if any portion of any representation or warranty is already qualified by materiality, for purposes of determining whether this Section 4.2.3 has been satisfied with respect of such portion of such representation or warranty, such portion of such representation or warranty as so qualified must be true and correct in all respects);

              4.1.4 the covenants, agreements and undertakings of the Buyer herein have been complied with in all material respects;

              4.1.5 the waiting period under the Hart-Scott-Rodino Act, if applicable, has expired or been terminated;

              4.1.6 no Controversy is pending or overtly threatened by or before any arbitrator or Governmental Authority which is reasonably likely to enjoin, restrain or prohibit, or result in material damages in respect of, or which is related to or arises out of, this Agreement or the consummation of the transactions contemplated hereby; and

              4.1.7 at the Closing, the Buyer and the Asset Buyer(s) have tendered to DBOC (acting on behalf of the Debtors) the following documents, executed in a manner and otherwise in form and substance reasonably satisfactory to DBOC (acting on behalf of the Debtors):

                    4.1.7.1 a duly executed assumption agreement or other appropriate instruments (including, without limitation, appropriate Intellectual Property assignments in recordable form to the extent necessary to assign such Intellectual Property rights) assigning the Assumed Obligations to the applicable Asset Buyer;

                    4.1.7.2 a copy of resolutions duly adopted by the board of directors of the Buyer authorizing the execution and delivery of this Agreement and by the board of directors of the Buyer and the Asset Buyer(s) authorizing the execution and delivery of any other agreement to which it is a party in connection herewith and the consummation of the transactions herein and therein contemplated to be consummated by the Buyer or the Asset Buyer(s), as applicable, duly certified, as of the applicable Closing Date, by a duly authorized agent or officer of the Buyer or the Asset Buyer(s), as applicable; and

                    4.1.7.3 a certificate, dated as of the Closing Date, of a Responsible Officer of the Buyer to the effect that the Buyer's Representations are true and correct in all material respects on and as of the Closing Date, as though made on and as of the Closing Date (without giving effect to any disclosures made by the Buyer after the date hereof) (provided, however, that if any portion of any representation or warranty is already qualified by materiality, for purposes of determining whether this Section 4.2.7.3 has been satisfied with respect of such portion of such representation or warranty, such portion of such representation or warranty as so qualified must be true and correct in all respects) and that the Buyer has complied in all material respects with its covenants hereunder.

         Buyer's Conditions. All of the obligations of the Buyer hereunder are subject to the satisfaction of every one of the following conditions precedent as of the Closing unless, and only to the extent, waived in writing by the
Buyer:

              4.1.8 this Agreement, any documents related hereto and the transactions contemplated hereby have been approved and authorized to the extent required by the Bankruptcy Code pursuant to an Order or Orders of the Bankruptcy Court in form and substance reasonably satisfactory to the Buyer, which Order has not been modified, reversed or amended in any manner adverse to the Buyer and has become a Final Order, and no Order staying the consummation of the transactions contemplated by this Agreement has been entered in connection with any timely commenced appeal or certiorari;

              4.1.9 the Confirmation Order has been signed by the Bankruptcy Court and duly entered on the docket for the Reorganization Cases by the Clerk of the Bankruptcy Court in form and substance reasonably satisfactory to the Buyer and has not been modified, reversed or amended in any manner, there is no stay in effect with respect to the Confirmation Order, no pleading has been filed seeking such a stay or appeal of the Confirmation Order and the Confirmation Order is a Final Order; without limiting the generality of the foregoing, the Confirmation Order must provide, among other things, in form and substance reasonably satisfactory to the Buyer, that: (i) the Acquired Assets shall have been sold, contributed, conveyed, assigned, transferred and delivered to the Asset Buyer(s) free and clear of all Liens (other than Permitted Liens); (ii) the transactions contemplated by this Agreement are approved and effected pursuant to the Plan of Reorganization; (iii) the Bankruptcy Court retains exclusive jurisdiction to interpret and enforce the provisions of (1) this Agreement and any related agreements to which the Buyer and the Debtors (as the case may be) are a party and (2) the Confirmation Order in all respects; (iv) neither the Buyer nor the Asset Buyer(s) shall be liable for any of the Unassumed Liabilities; (v) the Bankruptcy Court approves and authorizes the assumption and assignment of the Assumed Contracts set forth on Schedule 2.1.1.5 as of the Closing and (vi) the provisions of the Confirmation Order are nonseverable and mutually dependent;

              4.1.10 all Claims against the Debtors are treated and discharged pursuant to the Plan of Reorganization and the Confirmation Order (other than the Assumed Obligations expressly assumed by the Asset Buyer(s) hereunder);

              4.1.11 the Debtors' Representations are true and correct in all material respects on and as of the Closing Date with the same force and effect, as if made at and as of the Closing Date (without giving effect to any disclosures made by the Debtors after the date hereof) (provided, however, that if any portion of any representation or warranty is already qualified by materiality, for purposes of determining whether this Section 4.3.4 has been satisfied with respect of such portion of such representation or warranty, such portion of such representation or warranty as so qualified must be true and correct in all respects);

              4.1.12 the covenants, agreements and undertakings of the Debtors herein have been complied with in all material respects;

              4.1.13 no Material Adverse Change has occurred since the date hereof, and the Debtors have delivered to the Buyer a certificate, dated as of the Closing Date and signed in its name by a Responsible Officer of each Debtor, confirming the foregoing;

              4.1.14 the waiting period under the Hart-Scott-Rodino Act, if applicable, has expired or been terminated;

              4.1.15 no Controversy is pending or threatened by or before any arbitrator or Governmental Authority which is reasonably likely to enjoin, restrain or prohibit, or result in material damages in respect of, or which is related to or arises out of, this Agreement or the consummation of the transactions contemplated hereby, or which could reasonably be expected to result in a Material Adverse Change;

              4.1.16 the Debtors have obtained, in preparation for the Closing, at their own cost and expense, and have delivered to the Buyer no later than ten (10) days prior to the Closing, a commitment for an ALTA Owners Policy of Title Insurance 1992 Form, for each parcel of Assumed Owned Real Property and each material Assumed Facility identified by the Buyer (the "Title Commitments"), issued by the corporate office of Chicago Title Insurance Company located in Chicago, Illinois (the "Title Insurer"), in such amount as the Buyer determines to be the fair market value (including all improvements thereon), insuring the Buyer's or the applicable Asset Buyer's interest, as applicable, in such parcel as of the Closing, subject only to the Permitted Liens. The Debtors shall deliver at the time of delivery of the Title Commitments, copies of all documents of record referred to therein. The Debtors will provide the Buyer with title insurance policies ("Title Policies") on or before the applicable closing date, from the Title Insurer based upon the Title Commitments. The Debtors will deliver to the Title Insurer all affidavits, GAP undertakings and other title clearance documents necessary to issue the Title Policies and endorsements thereto. Each such Title Policy will be dated as of the Closing Date and (i) insure fee simple title to the Assumed Owned Real Property or legal, valid, binding and enforceable leasehold interest in each Assumed Facility (as the case may be) and all recorded easements benefiting such parcels, subject only to Permitted Liens, with gap coverage from the Debtors through the date of recording (ii) contain an "extended coverage endorsement" insuring over the general exceptions contained customarily in such policies, (iii) contain an ALTA Zoning Endorsement 3.1, with parking (or equivalent), (iv) contain an endorsement insuring that the parcel described in such Title Policy is the parcel shown on the survey delivered with respect to such parcel and a survey accuracy endorsement, (v) contain an endorsement insuring that each street adjacent to such parcel is a public street and that there is direct and unencumbered pedestrian and vehicular access to such street from such parcel,
(vi) if the real estate covered by such policy consists of more than one record parcel, contain a "contiguity" endorsement insuring that all of the record parcels are contiguous to one another, (vii) contain a tax number endorsement and (viii) contain such other endorsements as the Buyer and the Buyer's lender may reasonably request;

              4.1.17 the Debtors have procured, at their own cost and expense, in preparation for the Closing, and shall have delivered to the Buyer no later than ten (10) days prior to the Closing Date, current surveys of each of the Assumed Owned Real Property and each material Assumed Facility ("Surveys"), prepared by a licensed surveyor, satisfactory to the Buyer, and conforming to 1999 ALTA/ACSM Minimum Detail Requirements for Urban Land Title Surveys, including Table A Items Nos. 1, 2, 3, 4, 6, 7(a), (b)(1) and (c), 8, 9, 10,
11(b)(2), 13, 14, 15 and 16, and such standards as the Title Insurer may require as a condition to the removal of any survey exceptions from the Title Policy, and certified to the Buyer, the Buyer's lenders and the Title Insurer, within twenty-three days of the applicable closing date, in a form satisfactory to such parties. The Surveys shall not disclose any encroachments from or onto any of the Assumed Owned Real Property or Assumed Facility or any portion thereof or any other such survey defect which has not been cured or insured over to the Buyer's reasonable satisfaction prior to the Closing Date;

              4.1.18 subject to Section 2.6 hereof, the Debtors shall have obtained and delivered to the Buyer all material Third Party consents that are required in order to prevent a breach of or default under, a termination or modification of, or acceleration of the terms of, any Assumed Contract, in each case on terms satisfactory to the Buyer;

              4.1.19 in the event that the DBI Plan is not confirmed simultaneously with the Plan of Reorganization, the Bankruptcy Court shall have entered no later than the Confirmation Date the Alternative Transactions Order, in form and substance reasonably acceptable to the Buyer and reasonably acceptable to DBI and the Creditors' Committee; and

              4.1.20 at the Closing, the applicable Debtor has tendered to the Buyer or the Asset Buyer(s), as applicable, the following documents, executed in a manner and otherwise in form and substance reasonably satisfactory to the
Buyer:

              4.1.20.1 a duly executed bill or bills of sale and assignment or other appropriate instruments (including, without limitation, appropriate Intellectual Property assignments in recordable form to the extent necessary to assign such Intellectual Property rights), transferring title to and interest in the Acquired Assets to the Asset Buyer(s);

                    4.1.20.2 a copy of resolutions duly adopted by the board of directors of the Debtors authorizing the execution and delivery of this Agreement and any other agreement executed and delivered by the Debtors in connection herewith and the consummation of the transactions herein and therein contemplated to be consummated by the Debtors, duly certified, as of the Closing Date, by the secretary or any assistant secretary of each Debtor;

                    4.1.20.3 a certificate, dated as of the Closing Date, of a Responsible Officer of each Debtor to the effect that the Debtors' Representations are true and correct in all material respects on and as of the Closing Date, as though made on and as of the Closing Date (without giving effect to any disclosures made by the Debtors after the date hereof) (provided, however, that if any portion of any representation or warranty is already qualified by materiality, for purposes of determining whether this
Section 4.3.14.3 has been satisfied with respect of such portion of such representation or warranty, such portion of such representation or warranty as so qualified must be true and correct in all respects) and that such Debtor has complied in all material respects with its covenants hereunder;

                    4.1.20.4 a certificate of the Secretary and another officer of each Debtor that contains their certification of the names and signatures of the officers of such Debtor who have been authorized to execute and deliver this Agreement and any other agreement executed and delivered on behalf of such Debtor in connection herewith;

                    4.1.20.5 physical possession of all of the Acquired Assets capable of passing by delivery with the intent that title in such Acquired Assets shall pass by and upon delivery;

                    4.1.20.6 an affidavit from each Debtor stating such Debtor's taxpayer identification number and that such Debtor is not a foreign person pursuant to section 1445(b)(2) of the Code;

                    4.1.20.7 special warranty or limited warranty deeds (as may be applicable) with respect to each Assumed Owned Real Property, in form and substance reasonably satisfactory to Buyer, subject only to the Permitted Liens;

                    4.1.20.8 certificates of title and title transfer documents to all titled motor vehicles;

                    4.1.20.9 an assignment and assumption agreement with respect to Permits and warranties in form and substance reasonably acceptable to the Buyer, whereby the Debtors shall assign to the Buyer all of their respective rights in and to any Permits and warranties relating to the Acquired Assets or the Acquired Product Lines, to the extent such Permits and warranties are assignable;

                    4.1.20.10 all Books and Records (excluding the originals of the minute books, stock books and all Tax Returns of any Debtor); and

                    4.1.20.11 such other instruments as shall be reasonably requested or required by the Buyer to vest in the Asset Buyer(s) title in and to the Acquired Assets in accordance with the provisions hereof;

              4.1.21 all proceedings in connection with the transactions contemplated by this Agreement, and all documents and instruments incident thereto, are reasonably satisfactory in form and substance to the Buyer, and the Buyer has received all such documents and instruments, or copies thereof, certified if requested, as may be reasonably requested;

              4.1.22 all consents, licenses, permits, approvals and authorizations of any Third Party necessary for consummation of the transactions contemplated hereby have been obtained or made and copies thereof delivered to the Buyer (other than those consents, licenses, permits, approvals and authorizations which have been provided for in the Confirmation Order); and

              4.1.23 the process and proceedings relating to the Reorganization Cases from the date of the filing of the Plan of Reorganization to the date of the confirmation of the Plan of Reorganization are reasonably satisfactory to the Buyer.

                                  ARTICLE V
                 REPRESENTATIONS AND WARRANTIES OF THE DEBTORS

         The Debtors hereby jointly and severally represent and warrant to the Buyer that, with respect to the Acquired Product Lines, the statements contained in this Article V are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article V.

         Organization; Authorization. Each Debtor is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation as designated in the first paragraph of this Agreement and, subject to entry of the Confirmation Order, has the requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. Subject to entry of the Confirmation Order, the execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action of each Debtor. This Agreement has been duly and validly executed by each Debtor and, subject to the entry of the Confirmation Order, constitutes a legal, valid and binding obligation of each Debtor, enforceable against it in accordance with its terms.

         No Conflict; Consents. Subject to the entry of the Confirmation Order, neither the execution and delivery of this Agreement nor the consummation of any or all of the transactions contemplated hereby will (i) violate the certificate of incorporation or by-laws (or other governing instrument) of any Debtor; (ii) violate, be in conflict with or constitute an enforceable default under, or require the consent of any third party to, any Assumed Contract; or (iii) to the Debtors' knowledge, violate any Laws or Orders applicable to the Acquired Product Lines.

         Consents and Approvals of Governmental Authorities. Other than the approval of the Bankruptcy Court and consent under the Hart-Scott-Rodino Act, no consent, approval or authorization of, or declaration, filing or registration with, any Governmental Authority is required in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby.

         Contracts. Schedule 5.4 sets forth a list of all Contractual Obligations of the Debtors and, to the Debtors' knowledge, sets forth all Cure Amounts as of the date of this Agreement. Each Contractual Obligation is valid, binding and enforceable in accordance with its material terms, and is in full force and effect. Except as set forth on Schedule 5.4 and except for defaults of the type referred to in Section 365(b)(2) of the Bankruptcy Code, there are no material defaults or events that, with notice or lapse of time or both, would constitute a material default) by any Debtor or, to the Debtor's knowledge, any other party under any of the Contractual Obligations.

         Financial Statements. The Debtors have delivered to the Buyer the audited consolidated balance sheet, income statement and statement of cash flows of Debtors for the fiscal year ended December 31, 2001, (the "Audited Financials") attached as Schedule 5.5 hereto and the interim unaudited balance sheet, income statement and statement of cash flows of Debtors for the fiscal period ended as of the last day of the most recent full month preceding the date of this Agreement attached as Schedule 5.5 hereto (collectively, the "Current Balance Sheet"). The Audited Financials fairly and accurately reflect, in all material respects, the financial position of Debtors on a consolidated basis as of the dates thereof, and have been prepared in accordance with GAAP consistently applied during the periods involved, except as indicated in the notes thereto. The Current Balance Sheet fairly and accurately reflects, in all material respects, the financial position of Debtors as of the date thereof, and has been prepared in accordance with GAAP consistently applied during the periods involved, subject to the absence of footnotes and year-end adjustments (which would not be material).

         Equipment. Set forth on Schedule 5.6 is a complete and correct list of all Equipment as of the last day of the most recent full month preceding the date of this Agreement. Such Equipment is sufficient to produce or distribute the Acquired Product Lines as these were produced or distributed prior to May 22, 2001, and is in good operating condition and repair, subject to normal wear and tear.

         Inventory. With respect to the Acquired Product Lines, the amount of Inventory on hand (i) has been manufactured and/or purchased in the Ordinary Course of Business; and (ii) is not obsolete and is of a quality usable and saleable in the Ordinary Course of Business, other than with respect to reserves reflected in the financial statements described in Section 5.5 above that are maintained by Debtors for obsolete or "slow moving" inventory.

         5.1  Intellectual Property.

              5.1.1 Schedule 5.8 sets forth the following items owned or licensed by the Debtors or otherwise used or held for use by the Debtors with respect to the Acquired Product Lines: (i) all U.S. and foreign issued patents and utility patents, and all pending patent applications relating to any inventions, and all reissues, divisions, continuations, continuations-in-part, extensions, reexaminations or interferences of them; (ii) all U.S. and foreign registered trademarks, registered service marks, trademark and service mark applications, unregistered trademarks and service marks, trade names and logos; (iii) all U.S. and foreign registered copyrights and copyright applications and all renewals and extensions; (iv) a general identification of all logos and domain name addresses; and (v) material Software (other than commercially available off-the-shelf software purchased or licensed for less than a total cost of $1,000 in the aggregate).

              5.1.2 Schedule 5.8 sets forth all IP Licenses granted by or to any Debtor and all other agreements to which any Debtor is a party, which create rights in such Debtor or in any Third Party regarding any Intellectual Property specifically or other intellectual property generally. The IP Licenses are binding against such Debtor and in full force and effect. The continued use by the Buyer (or the Asset Buyer(s) as applicable) of any IP License or Licensed IP is not restricted by any IP License.

              5.1.3 Except as set forth on Schedule 5.8, the Debtors are the owners, free and clear of all liens, claims and encumbrances (except Permitted Liens and liens under the DIP Loan Agreement which will be terminated as of the Closing), of all right, title and interest in or have a valid and enforceable license to use, all Intellectual Property necessary for the production and distribution of the Acquired Product Lines, as presently conducted or as presently proposed to be conducted, and the Debtors have the absolute right to use and assign those rights without seeking the approval or consent of any Third Party and without payments to any Third Party. All registrations and applications for the Intellectual Property are in full force and effect. There are no existing or, to Debtors' knowledge, threatened claims or proceedings by any Person and there is no basis for any claim or proceeding relating to the use by the Debtors of the Intellectual Property or challenging its ownership of the same. Except as set forth on Schedule 5.8, to the Debtors' knowledge, no Third Party has infringed, misappropriated, or otherwise conflicted with any of the Debtors' Intellectual Property and to the Debtors' knowledge, there are no facts that indicate a likelihood of any of the foregoing.

              5.1.4 To the Debtors' knowledge, no Debtor has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any intellectual property rights of third parties, and, except as set forth on
Schedule 5.8, no Debtor has received any charge, complaint, claim, or notice alleging any such interference, infringement, misappropriation or violation and there is no basis for any such claim.

              5.1.5 The Debtors have taken Commercially Reasonable Efforts to maintain the confidentiality of their Trade Secrets.

              5.1.6 Each present or past employee, officer, consultant or any other person who developed any part of the Intellectual Property has vested in a Debtor any and all right, title and interest in and to all such Intellectual Property.

              5.1.7 All Software owned or licensed by the Debtors for use in connection with the Acquired Product Lines, or necessary for the production or distribution of the Acquired Product Lines as such production or distribution is currently conducted or anticipated to be conducted is set forth in Schedule 5.8.

              5.1.8 The execution of this Agreement will not result in the loss or impairment of the rights of the Buyer or the Asset Buyer(s) to own or use any of the Intellectual Property.

              5.1.9 The Debtors' products relating to the Acquired Product Lines have been marked as required by the applicable patent statute and the Debtors have given the public notice of its Copyrights and notice of its Trademarks as required by the applicable Trademark and Copyright statutes.

         Compliance with Laws. Except as set forth on Schedule 5.9, (i) the production and distribution of the Acquired Product Lines have been conducted in all material respects in accordance with all applicable Laws (including all Environmental Laws) of all Governmental Authorities having jurisdiction over Debtors and applicable to the Acquired Assets and (ii) no Debtor has received any notification of any asserted present or past failure by any Debtor to comply with any such Laws during the past three (3) years which apply to the Acquired Product Lines or the Acquired Assets.

         Books and Records. All of the Books and Records of the Debtors have been made available to the Buyer. The Books and Records are complete and correct in all material respects.

         Permits. Set forth on Schedule 5.11 is a complete list of all of the Debtors' Permits relating to the Acquired Assets and the Acquired Product Lines. Except as set forth on Schedule 5.11, such Permits (i) are valid and effective, (ii) represent all Permits required by any Governmental Authority with jurisdiction over the Acquired Product Lines or the Acquired Assets to own and operate the Acquired Assets in connection with the Acquired Product Lines in the same manner as operated prior to the date hereof and (iii) may be transferred or reissued to the Buyer or the Asset Buyer, as applicable, without the approval of any Third Party.

         5.2  Environmental Matters.

              5.2.1 Except as set forth on Schedule 5.12, the Debtors and the Acquired Assets are and have been in material compliance with all applicable Environmental Laws. The Debtors have obtained all Permits and approvals required under applicable Environmental Laws for the ownership and operation of the Acquired Assets, all such Permits and approvals are in effect, the Debtors have not received written Notice of any action to revoke or modify any of such Permits or approvals, and the ownership and operation of the Acquired Assets is and has been in material compliance with all terms and conditions thereof. No Debtor has received written Notice of any pending or threatened claim or investigation by any Governmental Authority or any other Person concerning potential liability of any of the Debtors under Environmental Laws in connection with the ownership or operation of the Acquired Assets. There has not been a Release to the Environment of any Hazardous Substance at, upon, in, from or under (i) any of the Assumed Owned Real Property, Assumed Facilities or other properties upon which any of the Debtor's assets are or were located at any time during the Debtors' ownership thereof or (ii) at any location to or from which a Debtor has transported or arranged for the transportation of Hazardous Substances from an Assumed Facility or the Assumed Owned Real Property. None of the Assumed Facilities nor the Assumed Owned Real Property is currently, and, to the Debtors' knowledge, none of the Assumed Facilities nor the Assumed Owned Real Property has been, used as a treatment, storage or disposal facility for Hazardous Waste, as such term is defined in the Resource Conservation and Recovery Act, as amended, 42 U.S.C. ss. 6901 et. Seq.; and, to the Debtors' knowledge, no Hazardous Substances are present on any Assumed Facility or the Assumed Owned Real Property, except in compliance with all applicable Environmental Laws and as are used in the operation of the Acquired Assets.

              5.2.2 The Debtors have delivered to the Buyer all correspondence, test results, records, notices, disclosures and reports in any of the Debtor's possession or control with respect to the Debtors, the Assumed Owned Real Property or any Assumed Facility, including all material correspondence with any Governmental Authority concerning any and all past and/or present health, safety and/or environmental issues or concerns.

              5.2.3 Except as set forth on Schedule 5.12, no Debtor has received Notice, or otherwise obtained knowledge, of the existence of any circumstances or conditions that have a reasonable likelihood of resulting in any damages for which it could be liable arising pursuant to any Environmental Law.

         5.3  Employees; Benefit Plans.

              5.3.1 Set forth on Schedule 5.13 is the following: (i) a listing of the names, titles and dates of hire of all of the employees of the Debtors who are not governed by any collective bargaining agreement, (ii) a list of collective bargaining agreements entered into by the Debtors and (iii) a list of all "employee benefit plans" (within the meaning of Section 3(3) of ERISA), whether or not subject to ERISA, in which current or former employees of the Business participate (collectively, the "Benefit Plans"). The annual salaries and bonuses of such employees of the Debtors and a copy of such collective bargaining arrangements and employee benefit plans have been made available to the Buyer on or prior to the date hereof.

              5.3.2 Except as set forth on Schedule 5.13, none of the Benefit Plans is, and no Debtor has ever maintained or had an obligation to contribute to, or incurred any other obligation with respect to (i) a plan subject to Title IV of ERISA or Section 412 of the Code or Title I, Subtitle B, Part 3 of ERISA, (ii) a Multiemployer Plan or (iii) a funded welfare benefit plan, as defined in Section 419 of the Code. None of the Debtors has any agreement or commitment to create any additional Benefit Plan, or to modify or change any existing Benefit Plan.

              5.3.3 The Debtors have performed and complied with all of their obligations under and with respect to the Benefit Plans in all material respects and each of the Benefit Plans has, at all times, in form, operation and administration complied in all material respects with its terms, and, where applicable, the requirements of the Code, ERISA and all other applicable Laws. Each Benefit Plan which is intended to be "qualified" within the meaning of Section 401(a) of the Code has been determined by the Internal Revenue Services to be so qualified, nothing has occurred which could reasonably be expected to adversely affect such qualified status, and, to the extent required by applicable law, each such Benefit Plan was timely amended and filed with the Internal Revenue Service with respect to the legislation referred to as GUST.

              5.3.4 There are no unpaid contributions due prior to the date hereof with respect to any Benefit Plan that are required to have been made under its terms and provisions, any related insurance contract or any applicable Law. There are no trusts or similar funding vehicles, reserve assets, surpluses or prepaid premiums with respect to any Benefit Plan that is a welfare plan.

              5.3.5 No Debtor nor any ERISA Affiliate thereof has incurred any liability or taken any action, and the Debtors have no knowledge of any action or event, that could cause any Debtor or any ERISA Affiliate thereof to incur any liability (i) under Section 412 of the Code or Title IV or ERISA with respect to any "single-employer plan," as defined in Section 4001(a)(15) of ERISA, or (ii) on account of a partial or complete withdrawal, as defined in
Section 4203 and 4205 of ERISA, respectively, with respect to any Multiemployer Plan or on account of unpaid contributions to any Multiemployer Plan.

              5.3.6 There are no Controversies pending, or to the Debtors' knowledge, threatened that involve any employees employed in connection with the Business. Each Debtor has complied, and is in substantial compliance, in all material respects with all Laws relating to the employment of labor, including, without limitation, any provision thereof relating any provision thereof relating to wages, hours, collective bargaining, employee health, immigration, layoffs, safety and welfare, and the payment of social security and similar taxes. There are presently no unfair labor practice complaints or other material labor controversies pending against any Debtor, union representation questions involving persons employed by the Debtors, or, to the Debtors' knowledge, current activities or proceedings of any labor union (or representative thereof) to organize any unorganized employees of any Debtor or any strikes, slowdowns, work stoppages, lockouts, or threats thereof, by or with respect to any employees of any Debtor.

         Absence of Certain Changes. Except as set forth in Schedule 5.14, since the date of the Current Balance Sheet: (i) there has been no Material Adverse Change; (ii) there has been no damage, destruction or loss to any material asset or property, tangible or intangible, of the Debtors, ordinary wear and tear excepted; (iii) other than in connection with the proposed sale of the Acquired Assets and the Acquired Product Lines, the Business has been conducted only in the Ordinary Course of Business; (iv) no Debtor has increased the compensation of any officer or granted any general salary or benefits increase to their employees other than in the Ordinary Course of Business; (v) the post-Petition liabilities have been paid in the Ordinary Course of Business; and (vi) there has been no material change by the Debtors, in relation to the Acquired Product Lines or in accounting principles, practices or methods.

         Liabilities. None of the Debtors has any Liabilities other than (i) Liabilities as set forth in the Current Balance Sheet or referred to in the footnotes to the Audited Financials, (ii) Liabilities set forth in Schedule
5.15 and (iii) Liabilities incurred after the date of the Current Balance Sheet in the Ordinary Course of Business.

         Insurance. Schedule 5.16 contains an accurate summary description of all policies of property, fire and casualty, product liability, workers compensation and other forms of insurance owned by or held by any Debtor in connection with the Acquired Assets or the Acquired Product Lines, together with a list of all outstanding claims against any insurer relating to the Acquired Assets or the Acquired Product Lines. Except as set forth on Schedule 5.16, no Debtor has received (a) any notice of cancellation or non-renewal of any policy described in such Schedule 5.16 or refusal of coverage thereunder,
(b) any notice that any issuer of such policy has filed for protection under applicable insolvency laws or is otherwise in the process of liquidating or has been liquidated, or (c) any other indication that such policies are no longer in full force or effect or that the issuer of any such policy is no longer willing or able to perform its obligations thereunder.

         Taxes. Except as set forth on Schedule 5.17, all Tax returns, reports and forms of the Debtors due prior to the date hereof with respect to the Acquired Assets or the Acquired Product Lines have been timely filed and properly reflect the tax liability of the Debtors with respect to the applicable periods, and no extension of time with respect to any date on which any Tax return, report or form was or is to be filed with respect to the Debtors is in force. All Taxes and withholding amounts due and payable (or required to be withheld) prior to the date hereof have been paid (or withheld). Except as set forth on Schedule 5.17, no ongoing audit, litigation or similar proceeding concerning any Tax returns of any Debtor has been proposed, threatened, or is in progress nor does there exist any waiver or agreement for the extension of time for the assessment of any Taxes against any Debtor. Except as set forth on Schedule 5.17, there are no Liens on any of the assets of the Debtors that arose in connection with any failure (or alleged failure) to pay any Tax and there are no claims for Taxes, and to Debtors' knowledge, no basis for which any such claims might be made, that might result in any such Liens. Except as set forth on Schedule 5.17, no claim has ever been made by a taxing authority in a jurisdiction where the Debtors do not currently file Tax returns that any Debtor is or may be subject to taxation by such jurisdiction. None of the Acquired Assets is a "tax exempt use property" within the meaning of Section 168(h) of the Code. None of the Acquired Assets is subject to a lease made pursuant to Section 168(f)(8) of the Internal Revenue Code of 1954.

         Accounts Receivable. The Accounts Receivable constitute bona fide, valid and collectible claims arising in the Ordinary Course of Business in a manner consistent with the Debtors' normal credit practices and are subject to no set-offs or counterclaims, subject only to reasonable reserves for bad debts calculated in a manner consistent with the Debtors' past practice.

         Brokers; Agents. Except with respect to Jefferies & Company, Inc., the Debtors have not dealt with any agent, finder, broker or other representative in any manner which could result in the Buyer or the Asset Buyer(s) being liable for any fee or commission in the nature of a finder's fee or originator's fee in connection with the subject matter of this Agreement.

         Warranty Obligations. Schedule 5.20 contains a true and complete description of the Debtors' experience over the past three years with respect to product warranty obligations, pricing and other accommodations with respect to the Acquired Product Lines. To the best of Debtors' knowledge, as of November 1, 2002, sufficient reserves were maintained on the books of the Debtors to cover the Debtors' product warranty obligations. Over the past three years, the Debtors have had no product recall obligations.

         Real Property. Attached hereto as Schedule 5.21 is a description of all Assumed Owned Real Property and the Assumed Facilities. True and complete copies of all owners policies of title insurance obtained for the benefit of any of the Debtors have been delivered to the Buyer. The Debtors own good and marketable fee title to the Assumed Owned Real Property. At the Closing, such title shall be free and clear of all Liens other than Permitted Liens. Except as set forth in Schedule 5.21, the Assumed Owned Real Property and the Assumed Facilities constitute all of the real property used by any of the Debtors in connection with the Acquired Assets or the Acquired Product Lines. Each parcel included in the Assumed Owned Real Property constitutes a separate tax lot. There is no pending or, to the Debtors' knowledge, threatened condemnation (or sale in lieu thereof) affecting the Assumed Owned Real Property.

         Litigation. Except as set forth on Schedule 5.22 or claims made in connection with the Reorganization Cases, there are no actions, claims, charges, complaints, material grievances, causes of action, proceedings, suits or investigations pending or, to the Debtors' knowledge, threatened, against the Debtors or any of their respective assets, properties or rights, before (or that could come before) any Governmental Authority or arbitrator that would result in a Material Adverse Change. Except in connection with the Reorganization Cases, none of Debtors is subject to any Order entered in any lawsuit or proceeding.

         Trade Relations. On or prior to the date hereof, the Debtors have delivered to the Buyer a list of each of the Debtors' ten largest customers (the "Material Customers") and ten largest suppliers (the "Material Suppliers"), as determined by the dollar amount of sales to such customers and purchases from such suppliers for the year ending December 31, 2001. Except as set forth on Schedule 5.23, there exists no actual or, to the Debtors' knowledge, threatened, cancellation of, or (except for the tightening of credit terms as a result of Reorganization Cases) any material adverse modification to or change in, the business relationship of the Debtors with any Material Customer or Material Supplier.

         Subsidiaries. Schedule 5.24 sets forth the name and jurisdiction of incorporation of each Subsidiary of the Debtors, the number of shares of each class of each of the Debtors' Subsidiary's Stock (both authorized, issued and outstanding), the names of the holders of each such issued share of Stock and the number of shares held by each such holder, the number of shares of each such Subsidiary's Stock held in treasury and each Subsidiary's directors and officers. There are no voting trusts, proxies or other agreements or understandings with respect to the voting of any Stock of any Subsidiary.

                                  ARTICLE VI
                   REPRESENTATIONS AND WARRANTIES OF BUYER.

         The Buyer represents and warrants to the Debtors that the statements contained in this Article VI are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article VI.

         Organization. The Buyer is, and, as of the Closing each Asset Buyer will be, a duly organized and validly existing corporation in good standing under the laws of the jurisdiction of its organization, and the Buyer has, and as of the Closing each Asset Buyer will have, the power and authority to own, lease and operate its assets and properties and to conduct its business as now being conducted (or in the case of each Asset Buyer, conducted as of the Closing).

         Authorization. There is no provision in the Buyer's, and as of the Closing, there will not be in any Asset Buyer's, organizational documents which prohibits or limits the Buyer's or any Asset Buyer's respective ability to consummate the transactions contemplated to be consummated by the Buyer and the Asset Buyer(s) hereunder. The Buyer has, and each Asset Buyer will have, the full right, power and authority to enter into this Agreement and to consummate or cause to be consummated all of the transactions and to fulfill all of the obligations contemplated to be consummated or fulfilled by the Buyer and each Asset Buyer hereunder. The execution and delivery of this Agreement by the Buyer and the due consummation by the Buyer of the transactions contemplated to be consummated by the Buyer and each Asset Buyer hereby have been, and with respect to each Asset Buyer will be, duly authorized by all necessary action of the general partners, board of directors or members or managers, as applicable, of the Buyer or such Asset Buyer, respectively. This Agreement constitutes a legal, valid and binding agreement of the Buyer enforceable against the Buyer in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors' rights and to general equity principles.

         No Conflict or Violation. Except as may be required by the Hart-Scott-Rodino Act, neither the execution and delivery of this Agreement by the Buyer, nor the consummation by the Buyer or any Asset Buyer of the transactions contemplated to be consummated by the Buyer and such Asset Buyer hereby nor compliance by the

Buyer and each Asset Buyer with any of the provisions hereof will result in:
(i) a violation of or a conflict with any provision of the organizational documents of the Buyer or any Asset Buyer, as applicable; or (ii) a violation of any Law, or order, judgment, writ, injunction, decree or award, or an event which, with the giving of notice, lapse of time or both, would result in any such violation.

         Consents and Approvals. No consent, approval or authorization of any Person, nor any declaration, filing or registration with any Governmental Authority or other Person, is required to be made or obtained by the Buyer in connection with the execution, delivery and performance by the Buyer of the transactions contemplated to be consummated by the Buyer hereunder, except as may be required by the Hart-Scott-Rodino Act.

         Brokers. No agent, broker or other Person acting pursuant to express or implied authority of the Buyer is entitled to a commission or finder's fee in connection with the transactions contemplated by this Agreement or, pursuant to express or implied authority of the Buyer, will be entitled to make any claim (including the assertion of a Lien) against the Debtors for a commission or finder's fee.

                                 ARTICLE VII
                      ACTIONS PRIOR TO AND ON THE CLOSING

         Conduct of the Business prior to the Closing. Except as otherwise expressly contemplated by this Agreement or with the prior written consent of the Buyer, from the date hereof until the Closing, each of the Debtors shall, with respect to the Acquired Product Lines and the Acquired Assets (i) produce and distribute the Acquired Product Lines in the Ordinary Course of Business (including with respect to the payment of accounts payable to the fullest extent permissible under the Bankruptcy Code), (ii) use Commercially Reasonable Efforts to preserve intact the Acquired Product Lines, to keep available the services of present employees with respect thereto and to maintain appropriate levels of Inventory and (iii) not take any action inconsistent with this Agreement or with the consummation of the Closing. Without limiting the generality of the foregoing, except as otherwise expressly contemplated by this Agreement or with the prior written consent of the Buyer, from the date hereof until the Closing, each Debtor shall:

              7.1.1 not sell, assign, transfer, convey, pledge, mortgage, lease, license or otherwise dispose of or encumber their respective assets, or any interests therein, other than in the Ordinary Course of Business and consistent with past practice or as set forth on Schedule 7.1.1;

              7.1.2 not make any material change in its methods of management, marketing, accounting or operating (or practices relating to payments);

              7.1.3 provide to the Buyer, (i) all financial information which the Debtors are required to provide to the DIP Lenders under the DIP Loan Agreement and (ii) on a weekly basis, any other management reports and financial information prepared by or for the Debtors in the Ordinary Course of Business;

              7.1.4 not take any action which is inconsistent with its obligations under this Agreement;

              7.1.5 maintain the Acquired Assets in good operating condition and repair, subject to ordinary wear and tear;

              7.1.6 continue all of its existing policies of insurance (or comparable insurance) in full force and effect and at least at such levels as are in effect on the date hereof, up to and including the Closing (and not cancel any such insurance or take, or fail to take, any action that would enable the insurers under such policies to avoid liability for claims arising out of occurrences prior to the Closing);

              7.1.7 not enter into any transaction or make or enter into any Contractual Obligation or amend any such obligation which is not in the Ordinary Course of Business;

              7.1.8 not grant any increase in the compensation payable or to become payable to any employee (including, without limitation, retention or stay bonus arrangements), except such increases as are required by contract and not contribute or make any commitment to, or representation that it shall, contribute any amounts to any Employee Benefit Plan of the Debtors, or otherwise alter any such Employee Benefit Plan of the Debtors or the funding thereof except as required by law or by the terms of any such plan as in effect on the date of this Agreement;

              7.1.9 maintain the Books and Records in the usual, regular and ordinary manner and consistent with past practice;

              7.1.10 maintain compliance with all Laws, rules and Regulations of all federal, state, local or foreign governmental or regulatory bodies that relate to the Acquired Product Lines and the Acquired Assets;

              7.1.11 not implement any employee layoffs that could implicate the WARN Act;

              7.1.12 apply or continue prosecution of applications already submitted for any Permits required under Environmental Laws for the continued operation of the Acquired Assets (as they are currently being operated) up to and after the Closing;

              7.1.13 not incur any Liability, whether absolute, fixed or contingent, except in the Ordinary Course of Business;

              7.1.14 not sell, transfer, license or otherwise dispose of, or agree to sell, transfer, license or otherwise dispose of, or permit to lapse any of the Intellectual Property;

              7.1.15 not dividend, distribute or otherwise pay out any cash or cash equivalents except (i) for the payment of the Debtors' trade payables in the Ordinary Course of Business, (ii) to pay for professional fees and expenses incurred by the Debtors (to the extent that the payment of such professional fees and expenses is permitted by the Bankruptcy Court) and (iii) to pay interest due under the DIP Loan Agreement;

              7.1.16 not incur any Indebtedness including, without limitation, drawing down any amounts under the DIP Loan Agreement; and

              7.1.17 not terminate, discontinue, close or dispose of any plant, Leased Facility or business operation relating to the Acquired Product Lines.

              The Debtors shall not (i) take or agree or commit to take any action that would make any of the Debtors' Representations inaccurate in any material respect at, or as of any time prior to, the Closing or (ii) omit or agree to omit to take any action necessary to prevent any such representation or warranty from being inaccurate in any material respect at any such time.

         7.2  Inspection.

              7.2.1 The Debtors agree that, prior to the Closing, the Buyer, the Buyer's lenders, and their respective representatives shall, upon reasonable notice and so long as such access does not unreasonably interfere with the business operations of the Debtors, have reasonable access during normal business hours to all Leased Facilities and Owned Real Property and shall be entitled to make such reasonable investigation of the properties, businesses and operations of the Debtors (including, without limitation, any "Phase I" or "Phase II" environmental investigations) and such examination of the Books and Records and financial condition of the Debtors as it reasonably requests and to make extracts and copies to the extent necessary of such Books and Records; provided that the Buyer shall be bound by and shall comply with the terms of the Confidentiality Agreement with respect to the Buyer's ability to use or disclose any such information; and provided further that no investigation pursuant to this Section 7.2 shall affect any representations or warranties made herein or the conditions to the obligations of the respective parties to consummate the transactions contemplated by this Agreement.

              7.2.2 The Debtors agree that, prior to the Closing, the Buyer and the Buyer's lenders shall, upon reasonable notice and so long as such access does not unreasonably interfere with the business operations of the Debtors, through its authorized officers, employees, agents and representatives, have reasonable access during normal business hours to all facilities of the Debtors for the purposes of permitting the Buyer's lenders (or a Third Party service provider selected by the Buyer's lenders) to conduct a physical inventory of the Inventory. The cost of any such physical inventory shall be the responsibility of the Buyer or the Buyer's lenders.

              7.2.3 The Debtors shall deliver to the Buyer copies of the Debtors' interim monthly and year-to-date consolidated financial statements as soon as reasonably practicable (and in any event within 15 days) following the end of each monthly accounting period during the period between the date of this Agreement and the Closing. These financial statements shall include income statements, balance sheets, profit and loss and other analyses and comparisons to the Debtors' budget for the Acquired Product Lines, as well as an explanation of the assumptions and the accounting policies and practices used in preparation thereof and such other matters as the Buyer may reasonably request and, if any, interim statements and operating reports filed with the United States Trustee or the Bankruptcy Court.

         7.3  Consents and Commercially Reasonable Efforts.

              7.3.1 Authorizations. Upon the approval of this Agreement by the Bankruptcy Court, the Parties will commence to take all Commercially Reasonable Efforts required to obtain all authorizations, consents, approvals, orders and agreements of, and to give all notices and make all filings with, Governmental Authorities and any other Person necessary to authorize, approve or permit their respective obligations pursuant to this Agreement and the consummation of the transactions contemplated hereby. Subject to the terms and conditions herein provided, each of the Parties covenants and agrees to cooperate fully with each other and use its Commercially Reasonable Efforts to take, or cause to be taken, all actions or do, or cause to be done, all things necessary, proper or advisable under applicable Law or otherwise to consummate and make effective the transactions contemplated hereby. The Parties will cooperate with one another: (i) in determining whether any action by or in respect of, or filing with, any Governmental Authority is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material Contractual Obligations in connection with the consummation of the transactions contemplated by this Agreement; and (ii) in seeking any such actions, consents, approvals or waivers or making any such filings, furnishing information required in connection therewith and seeking timely to obtain any such actions, consents, approvals or waivers. Subject to applicable Laws relating to the exchange of information, the Parties shall have the right to review in advance, and to the extent practicable each will consult with the other on, all information related to the Parties and their respective subsidiaries that appears in any filing made with, or written materials submitted to, any Third Party or Governmental Authority in connection with the transactions contemplated by this Agreement.

              7.3.2 Hart-Scott-Rodino Act. Upon the approval of this Agreement by the Bankruptcy Court or earlier if directed by the Buyer, the Parties, if applicable, will promptly prepare and file with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice Notification and Report Forms and documentary material which comply with the provisions of the Hart-Scott-Rodino Act and the rules thereunder and will use Commercially Reasonable Efforts to promptly file any additional information requested as soon as practicable after receipt of the request. The Buyer will pay all filing and other fees in connection with such filings.

              7.3.3 Plan of Reorganization. The Debtors will not amend the Plan of Reorganization except in accordance with the terms of the Plan of Reorganization. The Debtors will use Commercially Reasonable Efforts to have the Plan of Reorganization confirmed by the Bankruptcy Court as soon as possible.

              7.3.4 Regulatory Approvals. No Party will take any action which will have the effect of delaying, impairing or impeding the receipt of any required regulatory approvals.

              7.3.5 Notices of Certain Events. Each Party will notify the other Party of: (i) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement; (ii) any notice or other communication from any Governmental Authority in connection with the transactions contemplated by this Agreement; (iii) any actions, suits, claims, investigations or proceedings commenced or, to its knowledge threatened against, relating to or involving or otherwise affecting such Party or any of its Affiliates which relate to the consummation of the transactions contemplated by this Agreement; and (iv) any change that is reasonably likely to result in a Material Adverse

Change or is likely to delay or impede the ability of any Party to consummate the transactions contemplated by this Agreement or to fulfill its obligations set forth herein.

              7.3.6 Forbearance Agreement. The Debtors will use their best efforts to obtain an Order by the Bankruptcy Court that prohibits the DIP Lenders from exercising any of their rights under the Forbearance Agreement dated as of August ___, 2002 by and between the DIP Lenders and the Debtors which could materially adversely effect the Debtors or interfere with the Debtors' use and enjoyment of the Acquired Assets.

         Employee Benefit Plans. The Debtors agree that, except as expressly contemplated by this Agreement or otherwise consented to in writing by the Buyer, from the date of this Agreement through the Closing, none of the Debtors shall:

              7.3.7 increase the compensation payable to or to become payable to any director or executive officer of the Debtors or any ERISA Affiliate, except for increases in salary or wages payable or to become payable upon promotion to an office having greater operational responsibilities and otherwise in the Ordinary Course of Business;

              7.3.8 grant any severance or termination pay (other than pursuant to the severance policies of the Debtors or any ERISA Affiliate or any Contractual Obligation binding on the Debtors or any ERISA Affiliate, in each case as in effect on the date of this Agreement and disclosed in the schedules to this Agreement) to, or enter into any employment or severance agreement with, any director, officer of the Debtors or any ERISA Affiliate, either individually or as part of a class of similarly situated Persons;

              7.3.9 establish, adopt or enter into any Employee Benefit Plan;
or

              7.3.10 except as required by Law or the terms of the applicable Employee Benefit Plan, amend or take any other actions, including acceleration of vesting and waiver of performance criteria, with respect to any Employee Benefit Plan.

         7.4  Employees.

              7.4.1 Immediately prior to the Closing, the employment of the employees employed in connection with the Acquired Product Lines shall be terminated by the Debtors, and all employees set forth on Schedule 7.5.1 shall have the right to apply for employment with the Buyer and/or the Asset Buyer(s). The Debtors acknowledge that the Buyer and/or the Asset Buyer(s) intend to make offers of employment to certain employees employed in connection with the Acquired Product Lines, on terms and conditions of employment that may be different from those provided by the Debtors, and that it is uncertain how many employees of the Debtors will accept employment with the Buyer and/or the Asset Buyer(s). The number of offers of employment made by the Buyer and/or the Asset Buyer(s), and the terms and conditions of such offers, shall be determined by the Buyer in its sole discretion and in accordance with applicable law. Except to the extent specifically assumed under Section 2.2 hereof, the Debtors shall be responsible for any and all wages, bonuses, commissions, employee benefits, retention or stay bonus arrangements, and other compensation (including all obligations under any Employee Benefit Plans) due to the employees employed in connection with the Acquired Product Lines arising out of their employment with the Debtors prior to and as of the Closing.

              7.4.2 Nothing contained in this Agreement shall confer upon any employee of the Debtors hired by the Buyer and/or any Asset Buyer (the "Rehired Employees") any right with respect to continuance of employment by the Buyer, nor shall anything herein interfere with the right of the Buyer and/or the Asset Buyer(s) to terminate the employment of any Rehired Employees at any time, with or without notice, or restrict the Buyer and/or the Asset Buyer(s), in the exercise of their business judgment in modifying any of the terms or conditions of employment of the Rehired Employees after the Closing.

         Debtors' Cooperation in Hiring of Employees. The Debtors shall cooperate with the Buyer and shall, permit the Buyer a reasonable period prior to the Closing Date (i) to meet with employees of the Debtors (including managers and supervisors) who are employed in connection with the Acquired Product Lines at such times as the

Buyer shall reasonably request, (ii) to speak with such employees' managers and supervisors (in each case with appropriate authorizations and releases from such employees) who are being considered for employment by the Buyer and/or the Asset Buyer(s), (iii) to distribute to such employees of the Debtors such forms and other documents relating to potential employment by the Buyer and/or the Asset Buyer(s) after the Closing as the Buyer may reasonably request, and (iv) to the extent permitted by applicable law, to permit the Buyer's counsel, upon request, to review personnel files and other relevant employment information regarding employees of the Debtors.

         WARN Act. In respect of notices and payments relating to events occurring on or prior to the Closing, the Debtors shall be jointly and severally responsible for and assume all liability for any and all notices, payments, fines or assessments due to any government authority, pursuant to any applicable federal, state or local law, common law, statute, rule or regulation with respect to the employment, discharge or layoff of employees by the Debtors as of or before the Closing, including but not limited to the WARN Act. Likewise, in respect of notices and payments relating to events occurring after the Closing, the Asset Buyer(s) shall be responsible and assume all liability for any and all notices, payments, fines or assessments due to any Governmental Authority, pursuant to any applicable Law, including but not limited to the WARN Act, with respect to the employment, discharge or layoff of Rehired Employees.

         Bankruptcy Actions. The Debtors will provide the Buyer with a reasonable opportunity to review and comment upon all motions, applications and supporting papers prepared by the Debtors relating to this Agreement (including forms of Orders and notices to interested parties) prior to the filing thereof in the Reorganization Cases. All motions, applications and supporting papers prepared by the Debtors and relating to the approval of this Agreement (including forms of Orders and notices to interested parties) to be filed on behalf of the Debtors after the date hereof must be acceptable in form and substance to Buyer, in its reasonable discretion.

         Excluded Real Property. The Debtors agree that the covenants contained in Section 7.1 hereof shall apply to the Excluded Real Property. The Debtors further agree that the Buyer shall have the right to cause the Debtors to dispose of the Excluded Real Property prior to the Closing and to control all aspects of such disposition including, without limitation, (i) the hiring of real estate brokers, (ii) the negotiation of price and other terms of sale for any parcel of the Excluded Real Property, and (iii) directing a donation of any parcel of the Excluded Real Property. Any proceeds received by the Debtors in connection with the disposition of any of the Excluded Real Property whether by sale, condemnation or otherwise and whether received prior to or after the Closing, shall be Acquired Assets for all purposes of this Agreement. At the Buyer's direction, the Debtors will promptly execute any documents the Buyer reasonably requests to effectuate the disposition of the Excluded Real Property, including, without limitation, purchase and sale agreements, deeds, transfer declarations and closing statements. In addition, the Debtors shall obtain all necessary sale orders from the Bankruptcy Court to effectuate such dispositions of the Excluded Real Property. If on or prior to the Closing the Excluded Real Property is not disposed of pursuant to this Agreement, at the Debtors' request, the Buyer will assume the Excluded Real Property at Closing.


ACTIONS AFTER THE CLOSING

         7.5  Employee Benefit Plans.

              7.5.1 To the extent responsible on the Closing Date, the Debtors shall be responsible for all Employee Benefit Plans (other than the Assumed Plans) and to the extent not specifically assumed under Section
2.2.1 hereof, all obligations and liabilities thereunder. Except for the Assumed Plans or obligations specifically assumed under Section 2.2.1 hereof, or as required by operation of applicable Law, neither the Buyer nor any Asset Buyer shall assume any Employee Benefit Plans or any obligation or liability thereunder, and the Asset Buyer(s) shall provide benefits to those Rehired Employees as of or after the Closing as the Buyer, in its sole discretion, shall determine. Except for obligations arising, and relating solely to periods, after the Closing with respect to the Assumed Plans or obligations specifically assumed under Section 2.2.1 hereof, the Debtors shall indemnify, defend and hold harmless the Buyer and the Asset Buyer(s) from and against any and all Claims or Liabilities under any Employee Benefit Plans. With respect to all Claims by current and former employees of the Debtors who are or were employed in connection with the Acquired Product Lines arising prior to or as of the Closing under any

Employee Benefit Plans, whether insured or otherwise (including, but not limited to, life insurance, medical and disability programs), the Debtors shall, at their own expense, honor or cause their respective insurance carriers to honor such claims, whether made before or after the Closing, in accordance with the terms and conditions of such Employee Benefit Plans without regard to the employment by the Buyer or the Asset Buyer(s) of any such employees after the Closing and without regard to the assumption by the Buyer or the Asset Buyer(s) of the Assumed Plans.

              7.5.2 As soon as reasonably possible after the Closing Date, the Buyer shall cause each Rehired Employee to be given credit for his or her service with the Debtors (only to the extent such service is taken into account under any Debtor's vacation or sick leave policy, program or arrangement) for the purpose of determining such Rehired Employee's vacation and sick leave (on a going-forward basis) in any vacation or sick leave plan, program or arrangement maintained for the Buyer's employees' benefit on or after the Closing Date; provided, however, neither the Buyer nor the Asset Buyer(s) shall be obligated to pay any cash amounts based on such credit. Notwithstanding the forgoing, the Buyer and the Asset Buyer(s) shall be responsible only for accrued liabilities and claims with respect to vacation and sick leave earned or accrued by Rehired Employees on or prior to the Closing Date to the extent such Liability is specifically assumed under
Section 2.2.1 hereof.

         Cooperation of the Buyer and the Debtors. The Buyer and the Debtors jointly covenant and agree that, from and after the Closing Date, the Buyer and the Debtors will each use Commercially Reasonable Efforts to cooperate with each other in connection with any action, suit, proceeding, investigation or audit of the other relating to (a) the preparation of an audit of any Tax Return of any Debtor or the Buyer for all periods prior to or including the Closing Date and (b) any audit of the Buyer or any Asset Buyer and/or any audit of any Debtor with respect to the sales, transfer and similar Taxes imposed by the laws of any state or political subdivision thereof, relating to the transactions contemplated by this Agreement. In furtherance hereof, the Buyer and the Debtors further covenant and agree to promptly respond to all reasonable inquiries related to such matters and to provide, to the extent reasonably possible, substantiation of transactions and to make available and furnish appropriate documents and personnel in connection therewith. All costs and expenses incurred in connection with this Section 8.2 referred to herein shall be borne by the party who is subject to such action.

         Further Assurances; Certain Consents. From time to time after the Closing and without further consideration, (i) the Debtors, upon the request of the Buyer, shall execute and deliver such documents and instruments of conveyance and transfer as the Buyer may reasonably request in order to consummate more effectively the purchase and sale of the Acquired Assets as contemplated hereby and to vest in the Asset Buyer title to the Acquired Assets transferred hereunder, and (ii) the Buyer, upon the request of the Debtors, shall execute and deliver (or shall cause to be executed and delivered) such documents and instruments of contract or lease assumption as Debtors may reasonably request in order to confirm the Asset Buyer(s)' liability for the obligations specifically assumed hereunder or otherwise more fully consummate the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, if a consent of a Third Party which is required in order to assign any Acquired Asset (or Claim, right or benefit arising thereunder or resulting therefrom) is not obtained prior to the Closing, or if an attempted assignment would be ineffective or would adversely affect the ability of any Debtor to convey its interest in question to the applicable Asset Buyer, the Debtors will cooperate with the Buyer and use Commercially Reasonable Efforts in any lawful arrangement to provide that the applicable Asset Buyer shall receive the interests of any Debtor in the benefits of such Acquired Asset. If any consent or waiver is not obtained before the Closing and the Closing is nevertheless consummated, each Debtor agrees to continue to use Commercially Reasonable Efforts to obtain all such consents as have not been obtained prior to such date.

         Name Changes. Promptly after the Closing, each Debtor shall and shall cause each of its Subsidiaries to take all necessary action to change its name to a name bearing no resemblance to the names set forth on the signature pages to this Agreement and following the Closing each Debtor shall not and shall cause its Subsidiaries not to use, directly or indirectly, the name "Diamond" or "Forster" or any other name which is confusingly similar thereto.

         Accounts Receivable/Collections. After the Closing, the Debtors shall permit the applicable Asset Buyer to collect, in the name of the Debtors, all Accounts Receivable constituting part of the Acquired Assets and to endorse with the name of any Debtor for deposit in the applicable Asset Buyer's account any checks or drafts received in payment thereof. Debtors shall promptly deliver to the applicable Asset Buyer any cash, checks or other property that they may receive after the Closing in respect of any Accounts Receivable or other asset constituting part of the Acquired Assets.

         Access to Information. For a period of twenty-four (24) months after the Closing Date (the "Transition Period"), each Party and their representatives shall have reasonable access to, and each shall have the right to photocopy, all of the Books and Records relating to the Acquired Product Lines or the Acquired Assets, including all employee records or other personnel and medical records required by law, legal process or subpoena, in the possession of the other party to the extent that such access may reasonably be required by such Party in connection with the Assumed Obligations or the Unassumed Liabilities, or other matters relating to or affected by the operation of the Acquired Product Lines and the Acquired Assets. During the Transition Period, and only to the extent that the Buyer's operation of the Acquired Assets is not interrupted in any material respect, the Buyer agrees to provide the Debtors, during ordinary business hours and upon reasonable notice and at any Debtor's request, with reasonable access to employees of the Buyer and/or the Asset Buyer(s) for purposes of winding down the estates of the Debtors. Such access shall be afforded by the party in possession of such Books and Records upon receipt of reasonable advance notice and during normal business hours; provided, however, that (A) any such investigation shall be conducted in such a manner as not to interfere unreasonably with the operation of the business of any party or its affiliates, (B) no party shall be required to take any action which would constitute a waiver of the attorney-client privilege and (C) no party need supply the other party with any information which such party is under a legal obligation not to supply. The party exercising this right of access shall be solely responsible for any costs or expenses incurred by it pursuant to this
Section 8.6. If the party in possession of such Books and Records shall desire to dispose of any such Books and Records upon or prior to the expiration of such period, such party shall, prior to such disposition, give the other party a reasonable opportunity at such other party's expense, to segregate and remove such Books and Records as such other party may select.

         Transition Services.Following the Closing, the Debtors shall provide to the Asset Buyer(s) and the Buyer various services, including without limitation, operations support services (e.g., storage space for the Acquired Assets) and other transition services pursuant to mutually acceptable terms and conditions.

                               ARTICLE VIII
                                TERMINATION

         Termination and Abandonment. This Agreement may be terminated and abandoned at any time prior to the Closing Date:

              8.1.1 by mutual written consent of the Parties;

              8.1.2 by the Buyer if the Closing has not occurred on or before February 7, 2003; provided that if the Buyer is in breach of its obligations under this Agreement, the Buyer may not terminate this Agreement under this
Section 9.1.2 if its breach is a primary cause of the delay of the Closing;

              8.1.3 by the Buyer, so long as the Buyer is not then in breach of its obligations hereunder, if there has been a material breach of a Debtor's Representation as of the date of this Agreement or at the time of termination as if made on the date of such termination, except to the extent it relates to a particular date, or if there has been a material breach by the Debtors of their obligations under this Agreement, and in either case which breach, if curable, has not been cured within ten (10) Business Days following receipt by the Debtors of written notice of such breach and is existing at the time of termination of this Agreement;

              8.1.4 by the Debtors, so long as none of the Debtors is then in breach of its obligations hereunder, if there has been a material breach of a Buyer's Representation as of the date of this Agreement or at the time of termination as if made on the date of such termination, except to the extent it relates to a particular date, or if there has been a material breach by the Buyer of its obligations under this Agreement, and in either case which breach, if curable, has not been cured within ten (10) Business Days following receipt by the Buyer of written notice of such breach and is existing at the time of termination of this Agreement; and

              8.1.5 by the Buyer or the Debtors, if any event occurs which renders satisfaction of one or more of its conditions to effect the Closing impossible; provided that the Buyer or the Debtors, as the case may be, shall not be entitled to terminate this Agreement pursuant to this Section 9.1.5 if the impossibility results primarily from such party itself breaching any representation, warranty or covenant contained in this Agreement.

         Notice of Termination. In the event of the termination of this Agreement by either the Buyer or the Debtors in accordance with Section 9.1, the terminating Party shall give prompt written notice thereof to the non-terminating Party.

         Effect of Termination. Except as specifically provided in Section 3.2.1, in the event of the termination or abandonment of this Agreement in accordance with the provisions of Section 9.1, the Deposit will be returned to the Buyer in accordance with the Earnest Money Deposit Agreement, and this Agreement thereafter shall become null and void and cease to have any effect other than the provisions of Sections 5.19, 6.5, 10.9 and 10.22, which sections shall survive such termination.

         No Survival of Representations and Warranties. The representations and warranties of the Debtors and the Buyer contained in this Agreement or in any instrument delivered in connection herewith shall not survive the Closing.

                                  ARTICLE IX
                              GENERAL PROVISIONS

         Amendment and Modification. No amendment, modification, supplement, termination, consent or waiver of any provision of this Agreement, nor consent to any departure therefrom, will in any event be effective unless the same is in writing and is signed by Buyer and the Debtors. Any waiver of any provision of this Agreement and any consent to any departure from the terms of any provision of this Agreement is to be effective only in the specific instance and for the specific purpose for which given.

         Assignments. No Party may assign or transfer any of its rights or obligations under this Agreement (whether voluntarily or involuntarily or by operation of Law (including a merger or consolidation), judicial decree or otherwise) to any other Person without the prior written consent of the other Party. Notwithstanding the foregoing, the Buyer may assign its rights and obligations under this Agreement to (i) any Affiliate of the Buyer and (ii) as collateral for indebtedness for borrowed money, the Acquired Product Lines or the Acquired Assets without the consent of the Debtors, but no such assignment shall relieve the Buyer of any of its obligations hereunder.

         Business Day. If any day on which any payment is required to be made hereunder, or on which any notice must be sent, or on which any time period described herein commences or ends is not a Business Day, then such day will be deemed for all purposes of this Agreement to fall on the next succeeding day which is a Business Day.

         Captions. Captions contained in this Agreement and the table of contents preceding this Agreement have been inserted herein only as a matter of convenience and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provision hereof.

         Counterpart Facsimile Execution. For purposes of this Agreement, a document (or signature page thereto) signed and transmitted by facsimile machine or telecopier is to be treated as an original document. The signature of any Party thereon, for purposes hereof, is to be considered as an original signature, and the document transmitted is to be considered to have the same binding effect as an original signature on an original document. At the request of any Party, any facsimile or telecopy document is to be re-executed in original form by the Parties who executed the facsimile or telecopy document. No Party may raise the use of a facsimile machine or telecopier or the fact that any signature was transmitted through the use of a facsimile or telecopier machine as a defense to the enforcement of this Agreement or any amendment or other document executed in compliance with this Section.

         Counterparts. This Agreement may be executed by the Parties on any number of separate counterparts, and all such counterparts so executed constitute one agreement binding on all the Parties notwithstanding that all the Parties are not signatories to the same counterpart.

         Entire Agreement. This Agreement, together with the Plan of Reorganization, constitutes the entire agreement among the Parties pertaining to the subject matter hereof and supersede all prior agreements, letters of intent, understandings, negotiations and discussions of the Parties, whether oral or written. If there are any inconsistencies between the terms of this Agreement and the terms of the Plan of Reorganization, the Parties and the Creditors' Committee hereby agree to work in good faith to resolve any such inconsistencies.

         Schedules and Exhibits. All of the Schedules and Exhibits attached to this Agreement are deemed incorporated herein by reference.

         Expenses Incurred by the Parties. Except as otherwise provided herein, in the Plan of Reorganization or agreed to in writing by the Parties, all legal and other costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby are to be paid by the Party incurring such costs and expenses.

         Failure or Delay. No failure on the part of any Party to exercise, and no delay in exercising, any right, power or privilege hereunder operates as a waiver thereof; nor does any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof, or the exercise of any other right, power or privilege. No notice to or demand on any Party in any case entitles such Party to any other or further notice or demand in similar or other circumstances.

         Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware (regardless of the laws that might otherwise govern under applicable Delaware principles of conflicts of law) as to all matters, including but not limited to matters of validity, construction, effect, performance and remedies.

         Legal Fees. In the event any Party brings suit or institutes arbitration proceedings to construe or enforce the terms hereof, or raises this Agreement as a defense in a suit or arbitration proceeding brought by another Party, the prevailing Party in such suit or arbitration proceeding shall be entitled to recover its attorneys' fees and expenses. The Debtors agree to pay directly all Taxes, fees and other charges, including all sales Taxes, transfer Taxes and recording charges, incurred as a result of the consummation of the transactions contemplated by this Agreement. The Debtors will seek a provision in the Confirmation Order that exempts the transactions contemplated hereby from Taxes pursuant to ss.1146(c) of the Bankruptcy Code.

         Notices Between the Parties. All notices, consents, requests, demands and other communications hereunder are to be in writing, and are deemed to have been duly given or made: (i) when delivered in person; (ii) three days after deposited in the United States mail, first class postage prepaid; (iii) in the case of telegraph or overnight courier services, one Business Day after delivery to the telegraph company or overnight courier service with payment provided; (iv) in the case of telecopy or fax, when sent, verification received; or (v) in the case of electronic transmission such as e-mail, when sent; in each case addressed as follows:

                  if to the Buyer:

                           Jarden Corporation
                           555 Theodore Fremd Avenue
                           Suite B-302
                           Rye, NY  10580-1455
                           Attn:    Martin E. Franklin
                           Fax No. (914) 967-9405
                           e-mail:  mfranklin@jardencorp.com
                  with a copy to:

                           Kirkland & Ellis
                           200 East Randolph Drive
                           56th Floor
                           Chicago, Illinois 60601
                           Attention: Gary R. Silverman
                           Fax No: (312) 861-2200
                           e-mail: gsilverman@chicago.kirkland.com

                  if to the Debtors:

                           Diamond Brands, Inc.
                           1660 South Highway 100
                           Suite 122
                           Minneapolis, MN  55416
                           Attn:  Naresh K. Nakra
                           Fax No. (952) 543-6211
                           e-mail: nnakra@diamondbrands.com

                  with a copy to:

                           Skadden Arps Slate Meagher & Flom
                           333 West Wacker Drive
                           Chicago, Illinois 60606
                           Attn:  Timothy R. Pohl
                           Fax No.  (312) 404-0411
                           e-mail: tpohl@skadden.com

or to such other address as any Party may designate by notice to the other Party in accordance with the terms of this Section.

         Publicity Regarding This Agreement. Any publicity release, advertisement, filing, public statement or announcement made by or at the request of any Party regarding this Agreement or any of the transactions contemplated hereby is to be first reviewed by and must be satisfactory to the other Party. Notwithstanding the preceding sentence, if a Party is required by applicable Law to make any publicity release, filing, public statement or announcement, the issuing Party may make the same without the approval of the other Party but the issuing Party must use Commercially Reasonable Efforts to consult with the other Party before making any such release, public statement or announcement.

         Remedies Are Exclusive. Except in the case of fraud or willful misconduct, the remedies provided herein are the sole remedies of the Parties and are exclusive of any remedies or rights that might be available to any Party at law, in equity or otherwise.

         Severability. Any provision of this Agreement which is prohibited, unenforceable or not authorized in any jurisdiction is, as to such jurisdiction, ineffective to the extent of any such prohibition, unenforceability or nonauthorization without invalidating the remaining provisions hereof, or affecting the validity, enforceability or legality of such provision in any other jurisdiction, unless the ineffectiveness of such provision would result in such a material change as to cause completion of the transactions contemplated hereby to be unreasonable. Upon a determination that any provision of this Agreement is prohibited, unenforceable or not authorized, the Parties agree to negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible, in a mutually acceptable manner, in order that the transactions contemplated hereby are consummated as originally contemplated to the fullest extent possible.

         Specific Performance and Injunctive Relief. Each Party recognizes that, if it fails to perform, observe or discharge any of its obligations under this Agreement, no remedy at law will provide adequate relief to the other Party. Therefore, each Party is hereby authorized to demand specific performance of this Agreement, and is entitled to temporary and permanent injunctive relief, in a court of competent jurisdiction at any time when the other Party fails to comply with any of the provisions of this Agreement applicable to it. To the extent permitted by Law, each Party hereby irrevocably waives any defense that it might have based on the adequacy of a remedy at law which might be asserted as a bar to such remedy of specific performance or injunctive relief.

         Submission to Jurisdiction. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO MUST BE BROUGHT IN THE BANKRUPTCY COURT AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF SUCH COURT. THE PARTIES IRREVOCABLY WAIVE ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH ANY OF THEM MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH JURISDICTION. EACH PARTY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF SUCH COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO EACH OF THE OTHER PARTIES AT ITS ADDRESS PROVIDED HEREIN, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING.

         Successors and Assigns. All provisions of this Agreement are binding upon, inure to the benefit of and are enforceable by or against the Parties and their respective heirs, executors, administrators or other legal representatives and permitted successors and assigns.

         Third-Party Beneficiary. This Agreement is solely for the benefit of the Parties and their respective successors and permitted assigns, and no other Person has any right, benefit, priority or interest under or because of the existence of this Agreement except as specifically set forth herein.

         Effective Control. If the transactions contemplated under this Agreement (as may be amended, supplemented or otherwise modified from time to time) are consummated and the Plan of Reorganization (as may be amended, supplemented or otherwise modified from time to time) is confirmed in accordance with the terms and conditions hereunder and thereunder, the Parties hereby agree that the date on which the Buyer and the Asset Buyer(s) will be deemed to have acquired effective control (i.e., the risks and rewards of ownership) of the Acquired Product Lines shall be January 1, 2003.

         Liability of Buyer's Affiliates. No past, present or future director, officer, employee, member, shareholder, incorporator, partner or Affiliate of the Buyer or any Affiliate thereof will have any Liability for any obligations of the Buyer under this Agreement or for any Claim based on, in respect of or by reason of such obligations or their creation.

        {The remainder of this page has been left intentionally blank.
                  The next page is the only signature page.}

         IN WITNESS WHEREOF, the Parties hereto have caused this Asset Purchase Agreement to be executed and delivered on the date first above written.

         BUYER:

         JARDEN CORPORATION


         By:      /s/ Desiree DeStefano
              ------------------------------
                  Desiree DeStefano
                  Vice President

         DEBTORS:

         DIAMOND BRANDS INC.


         By:      /s/  Naresh Nakra
              ------------------------------
                  Naresh Nakra
                  Chief Executive Officer

         DIAMOND BRANDS OPERATING CORP.


         By:      /s/ Naresh Nakra
              ------------------------------
                  Naresh Nakra
                  Chief Executive Officer

         DIAMOND BRANDS KANSAS, INC.


         By:      /s/ Naresh Nakra
              ------------------------------
                  Naresh Nakra
                  Chief Executive Officer

         FORSTER, INC.


         By:      /s/ Naresh Nakra
              ------------------------------
                  Naresh Nakra
                  Chief Executive Officer